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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material under §240.14a-12

Guidance Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GUIDANCE SOFTWARE, INC.
1055 E. Colorado Boulevard, Pasadena, CA 91106-2375
(626) 229-9191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2017

TO THE STOCKHOLDERS OF GUIDANCE SOFTWARE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Guidance Software, Inc., a Delaware corporation (the "Company"), will be held on May 3, 2017 at 8:30 a.m. Pacific Time at The Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, for the following purposes:

          1.     To elect seven directors to hold office until the Company's 2018 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our present Board of Directors has nominated and recommends for election the following persons:

    Reynolds C. Bish
    Max Carnecchia
    John Colbert
    Patrick Dennis
    Wade Loo
    Michael McConnell
    Robert van Schoonenberg

          2.     To ratify the selection of Ernst & Young LLP as the Company's independent registered public accountants for its fiscal year ending December 31, 2017;

          3.     To consider and vote upon the Guidance Software, Inc. 2017 Incentive Award Plan;

          4.     To approve, on an advisory basis (non-binding), the Company's executive compensation (the "say on pay vote");

          5.     To vote on an advisory basis (non-binding), on holding future say-on-pay votes every 1, 2 or 3 years; and

          6.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 24, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the registered stockholders of record entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

        Accompanying this Notice is a proxy. A copy of this proxy can be found online at http://investors.guidancesoftware.com. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly.

        If you plan to attend the Annual Meeting and wish to vote your shares personally, please RSVP to bod@guidancesoftware.com, prior to the date of the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
Alfredo Gomez
General Counsel and Corporate Secretary

Pasadena, California
April 6, 2017

GUIDANCE SOFTWARE, INC.
Proxy Statement
for the
Annual Meeting of Stockholders
to Be Held May 3, 2017

i

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Guidance Software, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 3, 2017 at 8:30 a.m. Pacific Time (the "Annual Meeting" or "Meeting"), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101. The Company intends to mail this proxy statement and accompanying proxy card on or about April 6, 2017 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company's stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of shares of our common stock or unvested shares of our restricted stock at the close of business on March 24, 2017 (the official record date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 24, 2017, the Company had 32,656,111 total shares of common stock and unvested shares of restricted stock that were outstanding and are entitled to vote. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company's outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company's Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Broker Non-Votes and Abstentions

        A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but does not have the discretionary authority to vote on a particular matter because the broker has not received voting instructions from the beneficial owner with respect to such matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.

        Routine matters include ratification of independent registered public accountants. Non-routine matters include the election of directors, the proposal to consider and vote upon the Guidance Software, Inc. 2017 Incentive Award Plan, the advisory "say on pay" vote, and the advisory "say on pay" frequency vote.

        For the election of directors, shares voting "abstain" will be excluded from the vote and will not be counted in determining the outcome of a director nominee's election. For all other proposals, abstentions will be treated as shares present or represented and entitled to vote on that proposal, so abstaining has the same effect as a vote "against" the proposal.

Voting and Revocability of Proxies

        All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company's principal executive offices located at 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

QUESTIONS AND ANSWERS

Q:
Who may attend the meeting?

A:
Stockholders who are "Holders of Record" or "Beneficial Owners of Shares Held in Street Name" as of our Record Date of March 24, 2017 are entitled to attend the meeting.

Q:
What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

  Your shares will be counted as present at the meeting if you:

  •
  are present and entitled to vote in person at the meeting; or

  •
  have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.

  Both abstentions and broker non-votes (as described herein) are counted for the purpose of determining the presence of a quorum.

  Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:
What will be voted on at the meeting?

A:
There are 5 proposals scheduled to be voted on at the meeting:

1)
Election of the seven nominees to the Board named in this proxy statement;

2)
Ratification of Ernst & Young LLP as our independent registered public accountants;

3)
Approval of the Guidance Software, Inc. 2017 Incentive Award Plan;

4)
Approval, on an advisory basis (non-binding), the Company's executive compensation (say-on-pay vote); and

5)
To vote, on and advisory basis (non-binding), on of holding future say-on-pay votes every 1, 2 or 3 years (the "frequency vote")

  We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card will vote the shares they represent using their best judgment.

Q:
What is the difference between a "Holder of Record" and a "Beneficial Owner of Shares Held in Street Name?"

A:
Holder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), which includes shares you might hold by virtue of your participation in the Company's employee equity plan, you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this proxy statement, our Annual Report, and a proxy card from the Company.

  Beneficial Owner of Shares in "Street Name."    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

  Accordingly, you should have received this proxy statement, our Annual Report, and a vote instruction form from that organization.

Q:
What do I have to do to vote my shares?

A:
Holders of Record.    If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

Street Name Holders.    If you hold your shares in "street name," you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote either in person at the Meeting (but you must obtain a legal proxy from the organization that holds your shares), via the Internet (by following the instructions provided on the voting instruction form), by telephone (by calling the toll free number found on the voting instruction form), or by mail (by filling out the voting instruction form and sending it back in the envelope provided).

Q:
What happens if I do not give specific voting instructions?

A:
Holders of Record.    If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

Street Name Holders.    If you are a beneficial owner of shares held in "street name" and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Q:
Which ballot measures are considered "routine" and "non-routine?"

A:
The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2017 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1), the consideration and vote upon the Guidance Software, Inc. 2017 Incentive Award Plan (Proposal No. 3), the advisory say-on-pay vote (Proposal No. 4), and the advisory vote on the frequency of future say-on-pay votes (Proposal No. 5) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Q:
How can I revoke my proxy and change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a holder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on May 2, 2017 (your latest telephone or Internet proxy will be counted);

  or by attending the meeting and voting in person. A holder of record may also revoke a previously submitted proxy by filing with the Chief Financial Officer of the Company at the Company's principal executive offices located at 1055 E. Colorado Blvd., Pasadena, CA 91106-2375, a written notice of revocation. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares in "Street Name" through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:
Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1—ELECTION OF DIRECTORS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE

        Our Board of Directors currently consists of seven members, five of whom who were elected by stockholders at our 2016 annual meeting and Messrs. Colbert and McConnell who were appointed as directors effective as of April 22, 2016. Our Board has fixed the number of members at seven. Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election by the stockholders are Reynolds C. Bish, Max Carnecchia, John Colbert, Patrick Dennis, Wade Loo, Michael McConnell, and Robert van Schoonenberg. All nominees are current directors of the Company.

Vote Required and Board Recommendation

        To elect directors to our Board of Directors, our Bylaws require a vote of the majority of the votes cast with respect to such director's election, unless the number of nominees exceeds the number of directors to be elected (i.e., a contested election), in which case our Bylaws require a vote of a plurality of the votes cast. Abstentions and broker non-votes will not have any effect on the outcome of this proposal since they are not treated as votes cast. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. If no contrary indication is made, proxies in the accompanying form are to be voted for our Board of Directors' nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.

        The affirmative vote of a majority of the votes cast with respect to a director, is required to elect such director. Unless marked otherwise, proxies received will be voted "FOR" each nominee listed above.

Our Board of Directors

        The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Reynolds C. Bish	64	Director
Max Carnecchia	54	Director
John P. Colbert	52	Director
Patrick Dennis	40	CEO, President and Director
Wade Loo	56	Director
Michael J. McConnell	52	Director
Robert van Schoonenberg	69	Director

        Reynolds C. Bish was appointed to the Board of Directors in February 2016. Mr. Bish has a strong track record of strategically transforming and growing enterprise software companies while creating value for stakeholders. Mr. Bish is currently president of Lexmark Enterprise Software and a vice president of Lexmark International, Inc, where he is responsible for all aspects of its global enterprise software business and its market leading software, solutions and service offerings. He assumed this position and joined Lexmark in May 2015 following its acquisition of Kofax Ltd. (NASDAQ: KFX), where he had been CEO and a member of its Board of Directors for over seven years. He was previously vice president of EMC Corporation's Enterprise Software Group, which he joined in January

2006 following its acquisition of Captiva Software Corporation (NASDAQ: CPTV), where he had been a co-founder, CEO and a member of its Board of Directors. Mr. Bish has served on the board of directors and as chairman of the audit committee of both Iomega Corporation (NYSE: IOM) which was acquired by EMC in 2007, and I-Many, Inc. (NASDAQ: IMAN), which was acquired by a private equity firm in 2009. In 2003 he was named an Entrepreneur of the Year by Ernst & Young and in 2008 a Director of the Year by the Corporate Directors Forum. Mr. Bish holds a B.S. in Business Administration from Pennsylvania State University. We believe Mr. Bish's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public and private companies.

        Max Carnecchia has served as a member of the Board of Directors since May 2015. Mr. Carnecchia brings to Guidance Software a deep expertise in software and in successfully managing both private and publicly traded software companies. He has served on numerous Boards of Directors and has led several companies as Chief Executive Officer. He is currently the Chief Executive Officer of BIOVIA, Dassault Systémes. Mr. Carnecchia currently serves on the Board of Directors of BIOVIA, Dassault Systémes and ALDA (Analytical Life Science & Diagnostics Association) and previously served on the Board of Directors of Agilysys, Inc. (NASDAQ: AGYS) until 2015. Mr. Carnecchia previously served as President and CEO of Accelrys and has served as a member of its Board of Directors since 2009. Prior to Accelrys, Mr. Carnecchia served as President of Interwoven, and previously served as Vice President of Alliances and Senior Vice President of Worldwide Sales after joining Interwoven in 2001. Formerly, Mr. Carnecchia held management positions at Xoriant, Smart DB Corporation, Intel and Group 1 Software. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from The Stevens Institute of Technology. We believe Mr. Carnecchia's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public and private companies.

        John P. Colbert was appointed to the Board of Directors in April 2016. Mr. Colbert is an experienced executive and former CEO and Director of Guidance Software, Inc., where he served from 1999 to 2008 (from 2004 to 2008 as CEO and Director). Mr. Colbert led the company through the process of going public, and after leaving Guidance Software, Inc., Mr. Colbert served at various positions in numerous companies, including from June 2015 until January 2016 as President at Digital Six Laboratories, LLC, a company specializing in advancing the monitoring of remote equipment, devices, or conditions through innovative hardware technology. In that position Mr. Colbert was responsible for strategic development, business development, client relationships, establishing distributor and partner relationships, finances, and general operational duties. Mr. Colbert was also responsible for establishing and executing sales and marketing strategies for new and existing products, and software development. Mr. Colbert has served as a Principal of Oh, Sweet Liberty! PR, LLC since July 2013, and as an advisory board member of Forward Foundations, LLC since November 2013. From 2010 to 2014, Mr. Colbert served as a consultant to American Women Media, LLC. Mr. Colbert also has 14 years of law enforcement experience with the Los Angeles County Sheriff's Department with more than five years as a senior investigator. Mr. Colbert received a B.S. in Business Administration: Economics, summa cum laude, from Liberty University. We believe Mr. Colbert's qualifications to sit on our Board include his previous experience as our chief executive officer.

        Patrick Dennis has served as the Company's President and Chief Executive Officer since May 1, 2015, directing the Company's strategy and operations worldwide, and was appointed to the Board of Directors on May 13, 2015. Before joining Guidance Software, Mr. Dennis served as Senior Vice President and Chief Operating Officer of EMC's Cloud Management Division from October 2013 until April 2015, where he focused on helping enterprise IT groups make hybrid-cloud computing a meaningful part of IT strategy, and was responsible for long-range planning, mergers, and acquisitions, and divisional strategy. Prior to holding this position at EMC, Mr. Dennis was Group Vice President of North American Storage Sales for Oracle Corporation from March 2012 until October 2013, where he led the development of Oracle's commercial business in North America. From September 2000 to March 2012, Mr. Dennis served in various positions at EMC. Earlier in his career, he held leadership and technical roles at Eastman Kodak. Mr. Dennis holds a B.S. in Information Technology from the Rochester Institute of Technology. We believe Mr. Dennis' qualifications to sit on our Board include his over 15 years of business experience and his experience as our President and Chief Executive Officer.

        Wade W. Loo was appointed as a member of the Board of Directors in February 2016. Mr. Loo brings to the Guidance Software Board of Directors more than 30 years of experience in corporate governance and finance, specifically with respect to emerging software and technology enterprises, and he has significant experience with U.S. GAAP and SEC technical accounting and auditing matters. Mr. Loo retired from KPMG in 2010 after a 30-year career, including serving as a Senior Partner in Charge of Audit for the Northern California Business Unit and led KPMG's Silicon Valley Audit Committee Institute Roundtables and Audit Committee Chair Peer Exchanges, which provide audit committee chairs and members with best practice and corporate governance information. Mr. Loo currently serves as the audit committee chair of the Silicon Valley Community Foundation, which is the largest community foundation in the United States. Previously, Mr. Loo was a non-executive director at Kofax Limited, where he served as audit committee chair. Mr. Loo also has a wealth of experience in working with major public companies in international environments. Mr. Loo is also a member of the board of directors of JobTrain, a charitable organization helping people in need find meaningful jobs in the East Palo Alto, California area. Mr. Loo holds a B.S. in Accounting from the University of Denver. Mr. Loo serves as the chair of our audit committee and has been designated by the Board of Directors as an audit committee financial expert. We believe Mr. Loo's qualifications to sit on our Board include his more than 30 years of financial accounting experience and his experience as a board member of other companies.

        Michael J. McConnell was appointed as a member of the Board of Directors in April 2016. Mr. McConnell, in addition to being a private investor, serves as Chairman of the Board of Directors of Spark Networks, Inc. (NYSE: LOV). From August 2011 to November 2014, Mr. McConnell served on the Board of Directors of Redflex Holdings, Limited, an Australian Stock Exchange (ASX)-listed developer and manufacturer of digital photo enforcement solutions and as its Interim Non-Executive Chairman from February 2012 to February 2013. From 2009 to 2012, Mr. McConnell served as the Chief Executive Officer of Collectors Universe, Inc., a NASDAQ-listed provider of third-party authentication and grading of high value collectibles. Mr. McConnell served on the Board of Directors of Collectors Universe from 2007 to 2013. From 1994 to 2007, Mr. McConnell served as a Managing Director of Shamrock Capital Advisors, an investment manager of both domestic and international alternative asset funds in public equities, real estate and private equity, where he led a $1.2 billion direct investment fund. Mr. McConnell has served on numerous public and private company boards in the United States, Australia, New Zealand and Ireland over his career. From March 2014 to August 2014, he served as a Non-Executive Director of Vitacost.com, (an e-commerce supplier of nutritional and organic health and grocery products). From August 2011 to November 2012, he served as Non-Executive Director of PaperlinX Limited, an ASX-listed international merchant of paper, communication materials and diversified products and services. From November 2009 to January 2012, he served as a Non-Executive Director of MRV Communications, a worldwide supplier of communications equipment and services to carriers, governments and enterprise customers worldwide. Mr. McConnell received his B.A. in Economics from Harvard University in 1988 and his M.B.A. degree (Shermet Scholar) from the Darden School of the University of Virginia in 1994. We believe Mr. McConnell's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public companies.

        Robert van Schoonenberg has served as a director since February 2008. He has served as chairman of the board since January 2016. He has extensive senior corporate management and board level experience at at a number of public and private companies. He has served as chairman and ceo of

BayPoint Capital Partners LLC, a private equity firm since January 2008 and co-managing partner of AmeriCap Partners LLC, a growth capital investment firm since September 2010. Mr. van Schoonenberg retired from Avery Dennison Corporation (NYSE: AVY) as executive vice president after serving for 28 years in various senior management positions. He currently serves as director of LMG Media Group, LLC, a multimedia digital company specializing in the production and delivery of live entertainment, music, and sporting events to television, in-theater, the internet, and mobile devices. He formerly served on the boards of Ryland Group, Inc. (NYSE: RYL), a national home builder, from 2009-2011; Blue Nile (NASDAQ: Nile), an online retailer of luxury goods, from 2015-2017; and Altair Nanotechnologies, Inc. (NASDAQ: ALTI), a manufacturer of nanotechnology based products, from 2008-2011. Mr. van Schoonenberg is a member of the Corporate Directors Roundtable of Orange County and the board of trustees of Southwestern Law School. He serves as chair of our compensation committee and a member of the audit committee, for which he has been designated a financial expert. He received his J.D. from the University of Michigan, his M.B.A. from the University of Wisconsin, and his B.A. from Marquette University. We believe Mr. van Schoonenberg's qualifications to serve on our board include his nearly 30 years of experience as a senior corporate officer of a large publicly traded company and his extensive board level leadership experience as chairs of the audit, compensation and governance committees of a number of public and private companies.

        Each of Messrs. Bish, Carnecchia, Colbert, Dennis, Loo, McConnell, and van Schoonenberg are each party to the Company's form of indemnification agreement.

Board Committees and Meetings

        During the fiscal year ended December 31, 2016, the Board of Directors held seventeen meetings. The Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an M&A Committee. Robert van Schoonenberg serves as our Chairman of the Board.

        The current members of our Audit Committee, referred to henceforth as the "Audit Committee," are Reynolds C. Bish, John Colbert, Wade Loo and Robert van Schoonenberg. Wade Loo serves as the Chairman of our Audit Committee. We believe that Messrs. Bish, Loo and van Schoonenberg qualify as Audit Committee financial experts, as defined in the rules of the Securities and Exchange Commission ("SEC"). The Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. It evaluates the independent registered public accountants' qualifications, independence and performance, determines the engagement of the independent registered public accountants, approves the retention of the independent registered public accountants to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accountants on our engagement team as required by law, reviews our critical accounting policies and estimates, and discusses with management and the independent registered public accountants the results of the annual audit and the reviews of our quarterly financial statements. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance with its charter. The Audit Committee held 6 meetings during the fiscal year ended December 31, 2016. All members of the Audit Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Audit Committee acts pursuant to a written charter.

        The current members of our Compensation Committee, referred to henceforth as the "Compensation Committee," are Max Carnecchia, Wade Loo, Michael McConnell and Robert van Schoonenberg. Each of the current members of our Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. van Schoonenberg is the current Chairman of our Compensation Committee. The Compensation Committee has sole authority to determine our CEO's compensation, and reviews and approves all compensation for all directors and for the executive officers, including any employment agreement, change in control arrangement, or severance arrangement for each executive officer. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance with its charter. The Compensation Committee held 6 meetings during the fiscal year ended December 31, 2016. All members of the Compensation Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Compensation Committee acts pursuant to a written charter.

        The current members of our Nominating and Governance Committee, referred to henceforth as the "Nominating Committee," are Reynolds C. Bish, John Colbert, Wade Loo and Robert van Schoonenberg. Mr. Bish is the current Chairman of our Nominating Committee. The Nominating Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors and provides oversight in the evaluation of our Board of Directors. The Nominating Committee reviews and evaluates, at least annually, the performance of the Nominating Committee and its members, including compliance with its charter and oversees the evaluation process of the Board and its committees. The Nominating Committee held 9 meetings during the fiscal year ended December 31, 2016. All members of the Nominating Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Nominating Committee acts pursuant to a written charter.

M&A Committee

        In February 2016, the Board formed and designated the M&A Committee to evaluate potential mergers, acquisitions, joint ventures, corporate development opportunities, divestitures and other key strategic transactions outside the ordinary course of the Company's business. The current members of our M&A Committee, referred to henceforth as the "M&A Committee" are Reynolds C. Bish, Max Carnecchia, Patrick Dennis and Michael McConnell. Mr. Carnecchia is the current Chairman of our M&A Committee. Except for Mr. Dennis, each of the members of the M&A Committee is an independent director within the meaning of the NASDAQ rules. The M&A Committee held 9 meetings during the fiscal year ended December 31, 2016. The M&A Committee acts pursuant to a written charter.

        During the fiscal year ended December 31, 2016, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. All current directors attended the Company's 2016 Annual Meeting of Stockholders.

 2016 Director Committee Membership

Member	Board	Audit	Compensation	Nominating	M&A
Reynolds C. Bish(1)	X	X		Chair	X
Max Carnecchia	X		X		Chair
John Colbert(2)	X		X	X
Patrick Dennis	X				X
Wade Loo(1)	X	Chair	X	X
Shawn McCreight(3)	X
Michael McConnell(2)	X	X			X
Christopher Poole(3)	X	X		X	X
Robert van Schoonenberg	X	X	Chair	X
Total Meetings in Fiscal Year 2016	17	6	6	9	9

(1)
Messrs. Bish and Loo were appointed as directors effective February 25, 2016.

(2)
Messrs. Colbert and McConnell were appointed as directors effective April 22, 2016. On February 9, 2017, Mr. McConnell was appointed to replace Mr. Colbert on the Compensation Committee, and Mr. Colbert was appointed to replace Mr. McConnell on the Audit Committee.

(3)
Messrs. McCreight and Poole resigned from the Board effective on April 22, 2016

Director Nominations

        The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

        In fulfilling its responsibilities, the Nominating Committee considers the following factors:

  •
  the appropriate size of the Board and its committees;

  •
  personal and professional integrity, ethics and values;

  •
  professional background, including experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  •
  general understanding of marketing, finance and other elements relevant to the success of a publicly held company in the current business environment;

  •
  experience in the Company's industry;

  •
  understanding of the Company's business on a technical and operational level;

  •
  experience as a board member of another publicly held company;

  •
  educational background, including academic expertise in an area of the Company's operations;

  •
  practical and mature business judgment and the ability to make independent analytical inquiries;

  •
  applicable regulatory and securities exchange requirements;

  •
  in determining whether to recommend a director for re-election, the director's past attendance at meetings and participation in and contributions to the activities of the Board;

  •
  the independence and absence of conflicts of interest of the candidate; and

  •
  other criteria or qualifications relevant to the execution of future Company operational or strategic plans.

        The Nominating Committee's goal is to have a diverse Board of Directors, which for the Company means assembling a group of directors that brings to the Company a variety of perspectives, backgrounds and skills derived from high quality business and professional experience. In doing so, the Nominating Committee may also consider candidates with appropriate non-business backgrounds.

        Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an "audit committee financial expert" as defined by SEC rules. In addition, the Nominating Committee recognizes that it must maintain compliance with NASDAQ Listing Rule 5605(b)(2), which requires that at least a majority of the members of the Board of Directors meet the definition of "independent director," as defined in NASDAQ Listing Rule 5605(a)(2).

        The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Nominating Committee will evaluate any recommendation for a director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company's common stock for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. To be evaluated in connection with the Company's established procedures for evaluating potential director nominees, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date a proxy statement was mailed to stockholders in connection with the prior year's annual meeting of stockholders, unless the date of the next annual meeting of stockholders is more than 30 days before or after the one-year anniversary of the prior Annual Meeting of Stockholders. Any stockholder recommendation for a director nominee must be submitted to the Company's Chief Executive Officer in writing at 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375, and must contain the following information:

  •
  a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of the Company's common stock and that the stock has been held for at least one year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

  •
  the candidate's name, age, contact information and current principal occupation or employment;

  •
  a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

  •
  the candidate's resume; and

  •
  three (3) references.

        The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

        Individuals may communicate with the Board by contacting: Alfredo Gomez, Corporate Secretary, Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375; e-mail: bod@guidancesoftware.com.

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and distributes communications to the full Board or individual directors, as appropriate. The Company's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the independent directors should be sent to the e-mail address or street address noted above, to the attention of the independent directors.

Board Member Independence

        The Board of Directors has determined that, except for Patrick Dennis, all of the members of the Board of Directors are "independent" as independence is defined in the NASDAQ Listing Rules. Mr. Dennis is not considered independent because he is currently employed by the Company.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, employees and officers. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our Company, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

        The Company's corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, M&A Committee Charter, Corporate Governance Guidelines, Insider Trading Policy, Board Confidentiality Policy and Code of Business Conduct and Ethics are available, free of charge, on our website at www.guidancesoftware.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents free of charge, to any stockholder upon written request to Investor Relations, Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

Board Leadership Structure

        We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Robert van Schoonenberg, previously our Lead Independent Director, was named Chairman of the Board in January 2016. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board.

Board Risk Oversight

        With respect to the Board's role in risk oversight of the Company, the Board discusses the Company's risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them.

PROPOSAL 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2017 and has further directed that the selection of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        As part of its duties, the Audit Committee considered whether the provision of services, other than audit services, during the fiscal year ended December 31, 2016 by Ernst & Young LLP, the Company's independent registered public accountants for that period, was compatible with maintaining their independence. The following table sets forth the aggregate fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2015 and December 31, 2016:

	2015($)	2016($)
Audit Fees(1)	852,484	1,173,405
Audit Related(2)	30,000	0
Tax Fees(3)	192,618	122,322

(1)
Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval. All services performed and related fees billed by

Ernst & Young LLP during fiscal 2016 and fiscal 2015 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

        The affirmative vote of a majority of the outstanding shares present, either in person or by proxy, at the meeting and entitled to vote on the Proposal is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" the approval of the Proposal.

 Report of the Audit Committee and Other Audit Committee Matters

        The Audit Committee has recommended the engagement of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2016. In reaching its recommendation, the Audit Committee considered the qualifications of Ernst & Young LLP and discussed with Ernst & Young LLP their independence, including a review of the audit and non-audit services provided by them for the Company. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with Ernst & Young LLP their written independence letter as required by PCAOB Ethics and Independence Rule 3526.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent registered public accounting firm responsible for providing an opinion on the Company's consolidated financial statements filed with the SEC. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have the delegated authority from the Audit Committee to pre-approve additional services, and then must communicate such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, applicable law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Guidance Software, Inc. (the "Company") has reviewed and discussed the audited financial statements for fiscal year 2016 with management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Committee asked a number of follow-up questions of management and the independent registered public accounting firm to help give the Committee comfort in connection with its review.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

        This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company's proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The foregoing report has been furnished by the Committee.

AUDIT COMMITTEE
Wade Loo (Chair) Reynolds C. Bish John Colbert Robert van Schoonenberg

 PROPOSAL 3—APPROVAL OF 2017 INCENTIVE AWARD PLAN

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE 2017 INCENTIVE AWARD PLAN

Introduction

        We are asking our stockholders to approve the Guidance Software, Inc. 2017 Incentive Award Plan (the "2017 Plan"). Our Board adopted the 2017 Plan on March 27, 2017, subject to stockholder approval, and the 2017 Plan will become effective on the date of the Annual Meeting, subject to approval by our stockholders. The 2017 Plan is not intended to supersede or otherwise replace our current equity incentive plan, the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (as amended, the "2004 Plan"). Rather, we may continue to grant awards under the 2004 Plan using the shares available for issuance thereunder until the share reserve for the 2004 Plan has been exhausted or the 2004 Plan expires on November 10, 2018.

        We believe that equity incentives are critical to attracting and retaining the most talented employees in our industry. Stockholder approval of the 2017 Plan will allow us to continue to provide such incentives.

Compensation and Governance Best Practices

        The 2017 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2017 Plan as follows:

  •
  No Increase to Shares Available for Issuance without Stockholder Approval.  Without stockholder approval, the 2017 Plan prohibits any increase in the total number of shares of common stock that may be issued under the 2017 Plan (other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events).

  •
  Minimum Vesting Requirement.  Subject to limited exceptions, awards granted under the 2017 Plan will not vest earlier than the first anniversary of the grant date of the award.

  •
  Limitations on Dividend and Dividend Equivalent Payments on Unvested Awards.  Dividends and dividend equivalents may not be paid on unvested awards unless and until the applicable vesting conditions are met.

  •
  Limitations on Grants.  The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2017 Plan during any fiscal year is 800,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum amount that may be paid in cash to any one participant during any fiscal year pursuant to awards payable in cash granted under the 2017 Plan is $3,000,000.

  •
  No Repricing or Replacement of Options or Stock Appreciation Rights (SARs).  The 2017 Plan prohibits, without stockholder approval: (1) the amendment of options or SARs to reduce the exercise price, and (2) the replacement of an option or SAR with cash or any other award when the exercise or base price per share of the option or SAR exceeds the fair market value of the underlying shares, except with respect to any substitute award.

  •
  No In-the-Money Option or SAR Grants.  The 2017 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

  •
  Independent Administration.  The Compensation Committee, which consists of only non-employee directors, generally will administer the 2017 Plan if it is approved by stockholders, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Exchange Act and persons who are "covered employees" within the meaning of Section 162(m) of the Code. The Compensation Committee may delegate certain of its duties and authorities to a subcommittee for awards to certain non-executive employees.

        In its determination to approve the 2017 Plan, the Board considered the Company's need to attract and retain employees, directors and consultants over the next few years, as well as the settlement agreement entered into by the Company and its largest stockholder (29.7% as of the date of the settlement), which includes Shawn H. McCreight, Jennifer McCreight and the McCreight Living Trust UA 31-MAR-06 (collectively, the "Investors"), whereby the Investors agreed to vote in favor of a new equity incentive plan to be approved by the Company's stockholders at the Company's 2017 Annual Meeting, provided that such plan will not provide in excess of 2,000,000 shares to be issued pursuant to such plan or, in the event that such plan provides for more than 2,000,000 but less than or equal to 3,000,000 shares to be issued pursuant to such plan, the Investors agreed to abstain from voting either for or against such plan, (the "Settlement Agreement"). For additional information regarding the Settlement Agreement, see "Certain Relationships and Related Transactions" in this proxy statement.

        If the stockholders approve the 2017 Plan, it will allow the Company to offer a variety of equity incentives and to provide sufficient reserves of shares, based on our current business plans, to ensure the Company's ability to continue to provide new hires, employees, and management with an equity stake in the Company over the next few years. Approval of the 2017 Plan will allow us to use the shares authorized for issuance pursuant to the 2017 Plan to (a) attract and retain the best available personnel for positions of substantial responsibility, (b) provide additional incentives to employees, directors and consultants, and (c) promote the success of the Company's business. The Board believes that the ability to offer a variety of forms of equity compensation—including grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and stock purchase rights—is necessary for us to attract and retain the services of well-qualified employees and advisors, including officers and directors who will contribute to our success. Equity compensation has historically formed a portion of our employees' overall compensation, and almost all of our current employees have received equity compensation in the form of options and/or restricted stock awards.

        The Board recommends that our stockholders vote for the approval of the 2017 Plan. The Board believes that adopting the 2017 Plan is in the best interests of the Company and our stockholders. In the event this proposal is not approved by our stockholders, and as a consequence we are unable to continue to make equity grants at competitive levels, the Board believes that it will negatively affect our ability to meet our need for highly qualified personnel and our ability to drive future growth.

Determination of Shares Reserve For the 2017 Plan

        In fiscal years 2015 and 2016, the Company granted equity awards under its existing 2004 Plan covering a total of 2,134,029 shares and 2,830,889 shares, respectively. As of March 15, 2017, the Company has granted equity awards under its 2004 Plan covering a total of 597,827 shares during fiscal year 2017 and, as of such date, 1,087,729 shares remained available for issuance under the 2004 Plan. In determining the size of the share reserve for the 2017 Plan, the Board considered the Company's historical grant rate and estimated that 2,000,000 shares will enable the Company to grant awards at future estimated levels for approximately two years. In making this determination, the Compensation Committee utilized its collective experience, judgment and discretion regarding the number of shares required for the Company to compensate its employees in a manner to remain competitive in the Company's market.

        As of March 15, 2017, there were a total of 32,661,987 shares of our common stock outstanding, and the following awards remained outstanding under the 2004 Plan:

  •
  1,829,888 shares of common stock underlying time-vesting restricted stock awards;

  •
  585,827 shares of common stock underlying performance-vesting restricted stock awards; and

  •
  1,714,299 shares of common stock underlying outstanding stock options, with a weighted average exercise price of $6.14 and an average remaining term of 7.1 years.

        The closing price of our Common Stock on the Nasdaq National Market on March 15, 2017, was $6.21 per share.

        In 2016, activity with respect to the 2004 Plan was as follows:

	Stock Options	Time-Vesting Restricted Stock	Performance- Vesting Restricted Stock
Outstanding as of January 1, 2016	1,674,629	2,049,281	—
Granted	688,963	1,556,099	585,827
Exercised	(3,255)	—	—
Vested	(314,675)	(710,867)
Forfeited	(281,152)	(592,686)
Outstanding as of December 31, 2016	1,764,510	2,301,827	585,827

        In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the 2017 Plan is reasonable and appropriate at this time.

Stockholder Approval Requirement

        Stockholder approval of the 2017 Plan is necessary in order for us to (1) meet the stockholder approval requirements of NASDAQ, (2) preserve the tax deductibility of certain awards granted under the 2017 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), and (3) grant incentive stock options ("ISOs").

        Specifically, approval of the 2017 Plan will constitute approval of the material terms of the performance goals that may apply to awards granted under the 2017 Plan pursuant to the stockholder approval requirements of Section 162(m) of the Code, which will enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) through our 2022 annual meeting of stockholders, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the 2017 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

Description of the 2017 Plan

        The following sets forth a description of the material terms of the proposed 2017 Plan. The following summary is qualified in its entirety by reference to the full text of the 2017 Plan attached hereto as Appendix 1.

  Limitation on Awards and Shares Available

        The aggregate number of shares of our common stock available for issuance pursuant to awards granted under the 2017 Plan is 2,000,000 shares. Shares granted under the 2017 Plan may consist of authorized but unissued shares, or shares purchased in the open market. If an award under the 2017 Plan is forfeited, expires or is settled for cash (including shares of restricted stock that are repurchased by the Company during the restricted period applicable to such shares at the same price paid by the holder), any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2017 Plan. The following shares will not be added back to the shares available for grant under the 2017 Plan:

  •
  shares tendered by a holder or withheld by the Company in payment of the exercise price of an option granted under the 2017 Plan;

  •
  shares tendered by the holder or withheld by the Company to satisfy any tax withholding obligation with respect to an award granted under the 2017 Plan;

  •
  shares subject to a SAR granted under the 2017 Plan that are not issued in connection with the stock settlement of the SAR on exercise thereof; and

  •
  shares purchased on the open market with the cash proceeds from the exercise of options granted under the 2017 Plan.

        Awards granted under the 2017 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2017 Plan to the extent that grants of Awards using such authorized shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which our common stock is then listed and (ii) made to individuals who were not employed by or providing services to the Company or its subsidiaries immediately prior to such transaction. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2017 Plan during any calendar year will be 800,000 and the maximum amount that may be paid under a cash award pursuant to the 2017 Plan to any one participant during any calendar year period will be $3,000,000. In addition, the grant date fair value of equity-based awards granted to any non-employee director during any calendar year will not exceed $300,000.

        The 2017 Plan contains a minimum vesting requirement, subject to limited exceptions, which provides that awards granted pursuant to the 2017 Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow (i) the issuance of up to 5% of the shares available pursuant to awards granted under the 2017 Plan without minimum vesting provisions, and (ii) awards to provide for the waiver, or the plan administrator to waive, the one-year vesting restriction upon the participant's death, disability, termination of service or the consummation of a change in control.

  Administration

        The 2017 Plan will be administered by our Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (our Board and such committees, the "plan administrator"), subject to certain limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2017 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2017 Plan, including any vesting and vesting acceleration conditions, repurchase provisions, forfeiture provisions, form of payment and any performance criteria.

  Eligibility

        Awards other than ISOs may be granted to any of our officers, employees, consultants or directors or any officers, employees, consultants or directors of a subsidiary of the Company. Only officers and employees of the Company or subsidiary corporations of the Company may be granted ISOs under Section 422 of the Code. As of March 24, 2017, approximately 347 employees, including 7 executive officers, 6 non-employee directors and 2 consultants were eligible to participate in the 2017 Plan.

  Awards

        The 2017 Plan provides that the administrator may grant or issue options, including ISOs and non-qualified stock options (NSOs), SARs, restricted stock, restricted stock units (RSUs), dividend equivalents and other stock-based and cash-based awards to eligible participants. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. Each award will be evidenced by an award agreement, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations, and in the case of an option, will be designated as either an ISO or NSO. A brief description of each award type follows.

  Stock Options

        Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The 2017 Plan provides for the grant of ISOs under the federal tax laws or NSOs. ISOs may be granted only to employees, and NSOs may be granted to employees, directors or consultants. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). The exercise price of options will be determined by the administrator, provided that the exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

  Stock Appreciation Rights

        SARs entitle their holder, upon exercise, to receive from us an amount equal to the difference between the fair market value of the shares subject to the SAR on the exercise date and the exercise price of the SAR. Each SAR will be governed by a stock appreciation right agreement and may be granted in connection with stock options or other awards, or separately. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

  Restricted Stock and Restricted Stock Units

        Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Vesting conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. Holders of restricted stock, unlike recipients of other equity awards, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, subject to the prohibition on paying dividends with respect to unvested awards described below.

  Dividend Equivalents

        Dividend equivalents represent the right to receive the equivalent value of the dividends, if any, per share paid by us on shares of common stock, and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payment dates during the period between the date an award is granted (or such other dates as may be determined by the plan administrator) and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. No dividend equivalents will be payable with respect to stock options or SARs.

  Other Stock or Cash-Based Awards

        Subject to the provisions of the 2017 Plan, the plan administrator shall determine the terms and conditions of each other stock or cash-based award, including the term of the award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions. Other stock or cash-based awards may be paid in cash, shares of our common stock, or a combination of cash and shares of our common stock, as determined by the plan administrator, and may be available as a form of payment in the settlement of other awards granted under the 2017 Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an individual is otherwise entitled.

  Performance-Based Compensation

        The plan administrator will determine whether awards granted under the 2017 Plan are intended to constitute "qualified performance-based compensation," or QPBC, within the meaning of Section 162(m) of the Code, in which case the performance criteria applicable to the award will be selected from the list below in accordance with the requirements of Section 162(m) of the Code. These performance criteria may also be used with respect to awards that are not intended to constitute QPBC. Section 162(m) of the Code generally imposes a $1,000,000 cap on the compensation deduction that a public company may take in respect of compensation paid to its "covered employees" (which should include its chief executive officer and its next three most highly compensated employees other than its chief financial officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. In addition, the Company may issue awards that are not intended to constitute QPBC even if such awards might be non-deductible as a result of Section 162(m) of the Code.

        In order to constitute QPBC under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by the Compensation Committee and linked to stockholder-approved performance criteria. For purposes of the 2017 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings or losses (either before or after one or more of the following: interest, taxes, depreciation, amortization and non-cash equity-based compensation expense), (ii) economic value-added, (iii) gross or net sales or revenue or sales revenue growth, (iv) net income (either before or after taxes and share-based compensation), (v) adjusted net income, (vi) operating earnings or profit (either before or after taxes), (vii) cash flow (including, but not limited to, operating cash flow and free cash flow), (viii) return on capital (or invested capital), (ix) return on assets, (x) return on shareholders' equity, (xi) return on capital, (xii) shareholder returns,

(xiii) return on sales, (xiv) gross or net profit or operating margin, (xv) productivity, (xvi) expense, (xvii) costs, reductions in costs and cost control measures, (xiii) funds from operations, (xix) margins, (xx) operating efficiency, (xxi) customer satisfaction, (xxii) working capital, (xxiii) earnings or loss per share, (xxiv) adjusted earnings or loss per share, (xxv) price per share, (xxvi) market share, (xxvii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product), (xxiii) implementation or completion of critical projects, (xxix) economic value, (xxx) booked revenue pursuant to revenue recognition policies of the Company, (xxxi) growth in deferred revenue and (xxxii) product line revenue, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The 2017 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

  Dividends and Dividend Equivalent Payments on Unvested Awards

        No dividends or dividend equivalents with respect to an unvested award (or portion thereof) will be paid until the applicable vesting conditions are subsequently satisfied and the award vests, and any dividends or dividend equivalents with respect to the portion of an award that does not vest shall be forfeited.

  Transferability of Awards

        Awards are transferable only by will and the laws of descent and distribution, or to the extent authorized by the administrator, to certain permitted transferees, including members of the participant's immediate family. The participant may also designate one or more beneficiaries in the event of death on a designated form provided by the administrator.

  Changes in Capitalization; Corporate Transactions

        In the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. The plan administrator has broad discretion to take action under the 2017 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and to facilitate such transactions or events, including providing for the cash-out, assumption, substitution, accelerated vesting or termination of awards. In addition, in the event of certain non-reciprocal transactions with our stockholders known as "equity restructurings," the plan administrator will make equitable adjustments to the 2017 Plan and outstanding awards.

  Change in Control

        In the event of a change in control of the Company (as defined in the 2017 Plan), to the extent that outstanding equity awards are not continued, converted, assumed or replaced, then all such awards will become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such change in control.

  Foreign Participants, Claw-Back Provisions and Participant Payments

        The plan administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by the Company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the

2017 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a "market sell order" or such other consideration as it deems suitable.

  Amendment; Termination

        Our Board of Directors may amend, suspend or terminate the 2017 Plan at any time, provided that, subject to certain exceptions set forth in the 2017 Plan, no amendment, suspension or termination will, without the consent of the holder, materially adversely affect any rights or obligations under any Award previously granted, unless the Award itself otherwise expressly so provides. In addition, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2017 Plan or the award limits or director limits under the 2017 Plan, "reprices" any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

New Plan Benefits

        As of the date of this Proxy Statement, no awards have been granted under the 2017 Plan. Grants of awards under the 2017 Plan are subject to the discretion of the plan administrator and it is not possible to determine the benefits that will be received in the future by participants in the 2017 Plan or the benefits that would have been received by such participants if the 2017 Plan had been in effect in the year ended December 31, 2016.

Material U.S. Federal Income Tax Consequences

        The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2017 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

  Non-Qualified Stock Options.

        If an optionee is granted a NSO under the 2017 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

  Incentive Stock Options.

        A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

  Other Awards.

        The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, other stock or cash based awards, dividend equivalents, and other incentive awards are generally subject to tax at the time of payment.

  Section 162(m) of the Code

        Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to "covered employees" in a taxable year to the extent that compensation paid to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2017 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        The Section 162(m) deduction limitation does not apply to "qualified performance-based compensation." In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more "outside directors," (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders and (iv) the compensation committee of "outside directors" must certify that the performance goals have indeed been met prior to payment.

        Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the "qualified performance-based compensation" exemption if (i) the awards are made by a compensation committee comprised of "outside directors", (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

        The 2017 Plan has been designed to permit our Compensation Committee to grant stock options, SARs and other awards which will qualify as "qualified performance-based compensation."

        If the 2017 Plan is approved by our stockholders, our Compensation Committee may, but is not obligated to, grant awards under the 2017 Plan that constitute "qualified performance-based compensation" under Section 162(m).

  Section 409A of the Code

        Certain types of awards under the 2017 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in

Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2017 Plan and awards granted under the 2017 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2017 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Required Vote for Approval and Recommendation of the Board of Directors

        The affirmative vote of a majority of the outstanding shares present, either in person or by proxy, at the meeting and entitled to vote on the Proposal is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" the approval of the Proposal.

        The Board believes that approving the 2017 Incentive Award Plan is in the best interest of our stockholders. In particular, approving the 2017 Incentive Award Plan will enable the Company to provide equity incentives to directors, executive officers and other employees beyond the limited share reserve remaining under the 2004 Plan and following the expiration of the 2004 Plan, aligning their compensation with stockholder value creation, and thereby helping the Company grow and the share price to increase over time.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the shares of our common stock as of March 15, 2017, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Form 4, Schedule 13D or Schedule 13G filed with the SEC.

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
Owners of 5% or More of Outstanding Shares:
Shawn and Jennifer McCreight(2)	8,621,702	26.4
PRIMECAP Management Company(3)	4,661,615	14.3
RGM Capital, LLC(4)	3,583,411	10.9
NEOs:
Patrick Dennis(5)	1,001,890	3.0
Barry Plaga(6)	593,829	1.8
Michael Harris(7)	225,511
Ken Basore(8)	255,014	*
Alfredo Gomez(9)	141,799	*
Directors:
Max Carnecchia	38,159	*
John Colbert	24,412	*
Michael McConnell	39,412	*
Christopher Poole	37,530	*
Wade Loo	27,567	*
Reynolds C. Bish	27,567	*
Robert van Schoonenberg(10)	146,699	*
NEOs, executive officers and directors as a group (14 persons)(11)	2,761,697	8.4

*
Represents less than 1%.

(1)
Applicable percentage ownership is based on 32,661,987 shares of common stock and unvested shares of restricted stock that were outstanding as of March 15, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options currently exercisable, or exercisable within 60 days after March 15, 2017, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Includes 5,421,702 shares held by the McCreight Living Trust U/A DTD March 31, 2006, and 3,200,000 shares held by the McCreight Foundation. Does not include 156,986 held by the McCreight Irrevocable Trust for which Mr. and Mrs. McCreight have no voting or investment power.

(3)
Information provided pursuant to a Schedule 13G/A form filed by PRIMECAP Management Company and Karen Chen, on February 9, 2017.

(4)
Information provided pursuant to a Form 4 filed by RGM Capital, LLC on March 3, 2017.

(5)
Includes 152,667 shares issued upon the exercise of options, all of which will have vested and become exercisable within 60 days after March 15, 2017.

(6)
Includes 137,500 shares issued upon the exercise of options all of which will have vested and become exercisable within 60 days after March 15, 2017.

(7)
Includes 37,500 shares issuable upon the exercise of options, all of which will have vested and become exercisable within 60 days after March 15, 2017.

(8)
Includes 6,300 shares issuable upon the exercise of options, all of which will have vested and become exercisable within 60 days after March 15, 2017.

(9)
Includes 19,648 shares issuable upon the exercise of options, all of which will have vested and become exercisable within 60 days after March 15, 2017.

(10)
Includes 40,000 shares issuable upon the exercise of options, all of which will have vested and become exercisable within 60 days after March 15, 2017, and includes 79,806 shares held in the name of the Robert van Schoonenberg Trust, dated March 11, 1998.

(11)
Includes 393,615 shares issuable upon the exercise of options, all of which will have vested and become exercisable within 60 days after March 15, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were substantially met in a timely manner with the exception of the April 3, 2017 filings by Shawn and Jennifer McCreight, greater than 10% stockholders, which reported numerous transactions in an untimely fashion.

EQUITY COMPENSATION PLAN INFORMATION

        Information about our equity compensation plans at December 31, 2016 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted Average Exercise Price of Outstanding Stock Options	Number of Shares to be Issued Upon Vesting of Restricted Stock Awards	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders	1,764,510	$6.17	2,887,654	1,620,794

 EXECUTIVE OFFICERS

Our Executive Officers

        The following table sets forth information as to persons who constitute our current executive officers:

Name	Age	Position(s)
Patrick Dennis	40	Chief Executive Officer, President and Director
Barry Plaga	55	Chief Financial Officer and Chief Operating Officer
Michael Harris	55	Chief Marketing Officer
Ken Basore	52	Sr. Vice President, Product Engineering
Alfredo Gomez	44	Sr. Vice President, General Counsel and Corporate Secretary
Stephanie Urbach	50	Sr. Vice President, Human Resources
Rasmus van der Colff	50	Vice President, Finance and Chief Accounting Officer

        Patrick Dennis.    Please see "Election of Directors" for more information about Mr. Dennis.

        Barry Plaga has served as Chief Operating Officer since May 1, 2015 and as Chief Financial Officer since October 31, 2008. He was formerly Vice President of Financial Global Processes at Sun Microsystems, Inc. (NASDAQ: JAVA), where he reported to the Chief Financial Officer, and where he oversaw financial planning and forecasting, finance program management, and the finance components of Sun's Oracle ERP project. Previously he served for six years as Chief Financial Officer of SeeBeyond Technology Corporation (NASDAQ: SBYN), where he was responsible, in addition to his core finance and accounting role, for mergers and acquisitions, legal, information technology, human resources, administration, and facilities. Mr. Plaga oversaw the sale of SeeBeyond to Sun Microsystems Inc. in August of 2005. Prior to SeeBeyond, Mr. Plaga served as Chief Financial Officer of Activision, Inc. (NASDAQ: ATVI) for two years, and as Vice President of Finance and Chief Accounting Officer at Activision for six years before that. Mr. Plaga is a Certified Public Accountant with graduate and undergraduate degrees from the University of Southern California.

        Michael Harris has served as Chief Marketing Officer since April, 2015, and is responsible for all global marketing and product marketing efforts for the company and its EnCase® security, e-discovery and forensic investigation products. Mr. Harris has led a broad range of businesses from startups to multi-billion dollar public companies. Prior to joining Guidance Software, Mr. Harris served as Vice President, Products for j2 Global, a world leader in cloud services where he set the product direction, priorities and roadmap, as well as led merger and acquisition product integrations. Mr. Harris also held CEO roles for a number of technology startups while at Idealab, as well as serving as CEO for Adapt Technologies. Before Adapt, he held senior executive leadership roles at Yahoo!'s Overture Services Division, FileNET, and Stac Software. Mr. Harris earned his B.S., Business & Information Systems at Cal Poly University, Pomona CA.

        Ken Basore has served as Senior Vice President, Product Engineering since November, 2015, and has worked in senior management positions within the Company for the past fifteen years. A 20-year veteran of law enforcement and a computer forensic expert for more than 12 years, he directs the development of the company's software and hardware products and supervises worldwide Training operations, Customer Service and Facilities. As Senior Vice President, Product Engineering, he oversees all aspects of product engineering for existing and future products. Previously, Mr. Basore was a police officer for 17 years where he developed the first Regional Computer Forensics Laboratory in San Diego, California. Basore is a certified Electronic Evidence Collection Specialist, a Federal Bureau of Investigation-Computer Analysis Response Team (CART) forensic examiner and an EnCase Certified Examiner. He is also a member of the High Technology Crime and Investigation Association (HTCIA) and the International Association of Computer Investigative Specialists (IACIS).

        Alfredo Gomez has served as Senior Vice President, General Counsel, and Corporate Secretary since October, 2015. He directs legal operations for Guidance Software, including software licensing, securities and general corporate law. Previously, Mr. Gomez served as General Counsel at EMCORE Corporation (NASDAQ: EMKR) and Deputy General Counsel at Hanmi Bank (NASDAQ: HAFC). In these positions, he directed and executed on legal strategies in the areas of contracts, litigation, employment, compliance, governance, and securities. Mr. Gomez has also held legal positions at j2 Global Communications Inc. (NASDAQ: JCOM), Western Digital Corporation (NYSE: WDC), and Stradling Yocca Carlson & Rauth, LLP. He earned his J.D. from the Georgetown University Law Center and a bachelor's degree in economics from Stanford University.

        Stephanie Urbach has served as Senior Vice President, Human Resources since February, 2015. Previously, Ms. Urbach worked as a human resources leader for Jacobs Engineering Group, Inc., (JEC) leading global HR efforts for both the sales and safety organization, totaling over 4,000 employees. From 1988 to 2012, Ms. Urbach held various leadership positions at Avery Dennison (AVY), including head of human resources for technology. As an integral member of the Human Resources Leadership Team, she was responsible for the end-to-end human resources strategy for over 2,500 IT and R&D employees in over 50 countries. She led the IT organizational redesign and created a shared service operating model for all 3 strategic business units and corporate headquarters. This shared service model, which optimized cost, created global talent leverage and improved leadership, and received the 2011 Avery Dennison Leadership Award for seamless execution. Ms. Urbach has been a member of the Society for Human Resource Management since 1988, and has previously served on the boards of both the National Charity League and Junior League of Pasadena. She earned a B.A. in English American Studies from the University of California at Los Angeles.

        Rasmus van der Colff has served as Vice President Finance and Chief Accounting Officer, since March 2009. Prior to joining the Company, he served as Vice President, Corporate Controller and Chief Accounting Officer for THQ, Inc. (NASDQ: THQI), where he oversaw worldwide accounting, financial reporting and tax. Prior to THQ, Inc. he served two years at Sun Microsystems as Director of Global Accounting, where he was responsible for overseeing the worldwide accounting organization. Previously he served as Vice President Finance and Chief Accounting Officer for SeeBeyond Technology Corporation (NASDAQ: SBYN), overseeing worldwide accounting, financial reporting and tax. Prior to SeeBeyond, he served as Vice President Finance for Activision, Inc. (NASDAQ: ATVI) for three years and Corporate Controller for three years before that. Mr. van der Colff was also an auditor with KPMG in South Africa for four years. He is a Certified Public Accountant and holds a graduate degree from the University of South Africa and an undergraduate degree from the University of Pretoria, South Africa.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation philosophy, each element of our executive compensation program and the decisions made with respect thereto in 2016 for our Named Executive Officers ("NEOs") as determined under the rules of the SEC. Our 2016 NEOs were as follows:

Name	Position
Patrick Dennis	President and Chief Executive Officer
Barry Plaga	Chief Financial Officer and Chief Operating Officer
Michael Harris	Chief Marketing Officer
Ken Basore	Sr. Vice President, Product Engineering
Alfredo Gomez	Sr. Vice President, General Counsel and Corporate Secretary

        Guidance Software, Inc. is a technology company and a leading global provider of forensic security solutions, providing endpoint investigation solutions for cybersecurity, security incident response, e-discovery, data privacy and forensic analysis. Our products and services provide the investigative and forensic backbone that enables our customers to search, collect, and analyze electronically stored information in order to address and remediate suspicious network activity and rapidly respond to security breaches, litigation, human resources matters, regulatory requests, allegations of fraud, and to defend their organizations' digital assets in a robust and proactive manner.

        The Company's executive compensation philosophy is that executive compensation programs should be designed to attract, motivate and retain highly qualified executives. Historically, the Company has aimed to provide its executives with base salary to offer a degree of financial certainty and stability, annual incentive compensation to help motivate our executives to achieve annual short-term objectives, and equity incentive awards to reward the creation of stockholder value over the long term. Our philosophy, however, is to protect stockholder value by paying only for excellent performance by our executives and not to pay for sub-par performance.

        In May 2014, we held a stockholder advisory vote to approve the compensation of our NEOs (the "say-on-pay proposal"). Our stockholders approved the compensation of our NEOs, with approximately 81% of stockholder votes cast in favor of the say-on-pay proposal. The Compensation Committee believes that the 2014 vote affirms our stockholders' support of our approach to NEO compensation. Our next say-on-pay advisory vote is being held at the Annual Meeting in accordance with the triennial schedule established in 2011.

Pay-for-Performance

        Pay for performance is an important component of the Company's compensation philosophy. Consistent with this focus, the Company's compensation program includes annual cash incentives and long-term equity incentives.

Performance Objectives

        During 2016, our NEOs were eligible to participate in the Company's 2016 Executive Bonus Plan (the "2016 Executive Bonus Plan"), pursuant to which the Company measures the executive's performance based only on corporate goals. The corporate financial goals under the 2016 Executive Bonus Plan include two financial metrics: (1) revenue recognized in accordance with accounting principles generally accepted in the United States ("GAAP"), and (2) non-GAAP earnings per share ("EPS"). The Compensation Committee approved challenging revenue and non-GAAP EPS goals because it believes that solid performance in these areas drives shareholder value.

2016 Performance and How Performance is Linked to Pay

        Based on the Company's performance in 2016, we met and exceeded the financial performance thresholds under the 2016 Executive Bonus Plan:

  •
  Revenue was $110.5 million, which was above the threshold of $102 million but below the target of $113.5 million established by the Compensation Committee; and

  •
  Non-GAAP EPS was ($.05), which was above the target of ($.24) established by the Compensation Committee.

        As a result, bonus payouts to each of our NEOs under the 2016 Executive Bonus Plan were equal to 114% of the Financial Metric (as defined below) targeted amount. See the "Annual Cash Incentives" section below for additional details.

Stockholder Interest Alignment

        We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We provide pay that is highly leveraged toward performance-based and "at-risk" cash and equity in order to align total compensation with stockholder interests by encouraging long-term performance. Performance-based and "at risk" cash and equity represent a significant portion of the compensation of our NEOs as a percentage of total target compensation with approximately 86.8% of Mr. Dennis' 2016 total target direct compensation based on such elements of compensation, and approximately 76.5% of the other NEOs 2016 total target direct compensation based on such elements of compensation. The table below shows the 2016 total target direct compensation mix for Mr. Dennis (as our President and Chief Executive Officer in 2016) and the aggregate 2016 target total direct compensation for the other NEOs.

2016 Target Total Direct Compensation Pay Mix*

	Target
	Amount	Percentage of Target Total Direct Compensation
President and Chief Executive Officer
Base Salary	$450,000	13.2%
On Target Annual Cash Incentive	$450,000	13.2%
Long-Term Equity Compensation#	$2,500,000	73.6%
Total	$3,400,000	100%
All Other NEOs (Excluding President and Chief Executive Officer)
Base Salary	$1,194,000	23.5%
On Target Annual Cash Incentive	$584,550	11.5%
Long-Term Equity Compensation#	$3,281,038	65%
Total	$5,059,588	100%

*
"Total Target Direct Compensation" is the sum of (i) annual base salary, (ii) "On Target Annual Cash Incentive" (as shown in the "2016 On Target Annual Cash Incentive" table below), and (iii) the target value of the annual long-term incentive grant, which is calculated to be the grant date fair value of time-vesting and performance-vesting restricted stock awards

#
Long-term Equity Compensation shows grant date value of performance-vesting restricted stock awards.

Good Governance and Best Practices

        In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.

        The Company provides competitive pay opportunities that reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:

  •
  Does not provide supplemental retirement benefits to the NEOs;

  •
  Does not provide perquisites to the NEOs unless they are generally available to all employees;

  •
  Does not generally provide extraordinary relocation payments to NEOs;

  •
  Maintains a stock ownership policy for our executives;

  •
  Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;

  •
  Has not engaged in the practice of re-pricing/exchanging stock options;

  •
  Does not provide for any "modified single trigger" severance payments to any NEO, other than Mr. Basore's amended 2005 arrangement*;

  •
  Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO, other than Mr. Basore's amended 2005 arrangement*;

  •
  Maintains an equity compensation program that has a long-term and performance focus, including equity awards that generally vest over a period of four years or which vest only if minimum performance milestones are met; and

  •
  Prohibits our directors or employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

*
Mr. Basore's change in control severance arrangement, which includes a modified single trigger and partial tax gross-up, was entered into in 2005 and amended in 2008, and has not been subsequently amended.

Processes and Procedures for Considering Compensation

Compensation Committee Scope of Authority

        The Compensation Committee has authority: (1) to discharge the Board's responsibilities relating to compensation of the Company's NEOs, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company, and (2) to oversee the development and implementation of succession planning for Company senior management positions.

        In addition to the powers and responsibilities expressly delegated to the Compensation Committee in its charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Compensation Committee in its charter or otherwise may be exercised and carried out by the Compensation Committee as it deems appropriate without requiring Board approval, and any decision made by the Committee, including any decision to exercise or refrain from exercising any of the powers delegated to the Compensation Committee, is at the Compensation Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Compensation Committee has and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Compensation Committee has the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Role of the Compensation Committee in Determining or Recommending Compensation

        The Compensation Committee, at least annually, reviews and approves corporate goals and objectives relating to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the compensation of the CEO based on such evaluation. The Compensation Committee has sole authority to determine the CEO's compensation. In addition, the Compensation Committee, at least annually, reviews and approves all compensation for the NEOs, including any employment agreement, change in control arrangement, or severance arrangement. The Compensation Committee also reviews and approves annual corporate goals and objectives for our NEOs and evaluates performance of these officers in light of those goals and objectives and approves compensation for these officers based on such evaluations.

        The Compensation Committee periodically manages and reviews all annual bonus, long-term incentive compensation, equity award, employee pension and welfare benefit plans, including our 401(k) plan, long-term incentive plan, annual cash incentive plan and others. The Compensation Committee also establishes and periodically reviews policies concerning benefits. The Compensation Committee periodically reviews the Company's policy regarding compensation that may be paid to the Company's NEOs in excess of limits deductible under Section 162(m) of the Code and determines the Company's policy with respect to change of control or "parachute" payments.

Role of the Chief Executive Officer in Determining or Recommending Compensation

        The CEO does not determine his compensation and, since the formation of the Compensation Committee, has not determined the compensation of the other NEOs. However, the Compensation Committee may request proposals from the CEO from time to time regarding incentive compensation targets or other compensation for any NEO. In general, the CEO makes recommendations to the Compensation Committee regarding compensation changes for his direct reports and the Compensation Committee meets in executive session to discuss the CEO's annual compensation.

Compensation Consultant

        The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

        In December 2015, the Compensation Committee engaged the services of Exequity LLP ("Exequity") to advise the Compensation Committee on matters related to CEO and executive compensation, and non-employee director remuneration and to assist with preparing compensation disclosure for inclusion in the Company's SEC filings, and considered those findings for purposes of determining the compensation of our NEOs for fiscal year 2016. Exequity did not provide any other services to the Company or management other than work for the Compensation Committee on these matters. The Compensation Committee has determined that Exequity is independent and does not have any conflicts of interest with the Company. However, in fulfilling its responsibilities, Exequity interacted with management and the Company's other outside advisors to the extent necessary or appropriate.

Compensation Philosophy and Peer Group Review

        The Compensation Committee and the Company worked with Exequity to develop a list of comparative companies for purposes of developing an executive compensation program for our NEOs. Based on Exequity's advice, the Compensation Committee reviewed compensation data from fourteen publicly traded peer companies (the "Market Study"), which the Compensation Committee used for purposes of establishing the executive compensation of our NEOs for the fiscal year 2016. The fourteen peer companies in our Market Study selected for our peer group were in the software industry, had annual revenues ranging from $87 to $224 million, comparable pay models and served mainly business customers. These peer companies were: (i) American Software, Inc., (ii) Broadsoft, Inc., (iii) Callidus Software, Inc., (iv) Gigamon, Inc., (v) Imperva, Inc. (vi) Infoblox, Inc., (vii) Interactive Intelligence Group, Inc., (viii) Jive Software, Inc., (ix) Proofpoint, Inc. (x) PROS Holdings, Inc., (xi) QAD, Inc., (xii) Qualys, Inc. (xiii) Tangoe, Inc., and (xiv)VASCO Data Security International.

        The Company's goal is to attract and retain high caliber executives that are capable of executing our business and growth strategy. To this end, the Compensation Committee has designed our executive compensation program so that achieving the Total Target Direct Compensation (as defined above) level requires attaining strategic objectives, corporate performance goals and individual goals. Base salary is the non-variable portion of the compensation of our NEOs. Our annual cash bonuses aim to compensate executives for annual performance of the Company in a given fiscal year, while equity compensation is designed to compensate corporate executives for long-term growth and performance of the Company in a manner that maximizes stockholder value. The Company's compensation philosophy is that Total Target Direct Compensation for each NEO should approximate the fiftieth percentile, when measured against comparable executives at peer group companies, with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires. Additionally, in 2016, the Compensation Committee approved a special retention grant of 73,959, 45,667, 49,657 and 31,465 shares of time-vesting restricted stock for each of Messrs. Plaga, Harris, Basore and Gomez, , respectively, which vest in substantially equal installments on each of the first four anniversaries of the grant date (the "Retention Grants"). These special grants were awarded as a tool to retain these executives and keep the executive team intact during the Company's 2016 proxy contest. In keeping with the Company's compensation philosophy, historically the Compensation Committee has targeted Total Target Direct Compensation of each NEO to approximate the fiftieth percentile of peer companies. In 2016, after reviewing the Market Study and in consideration of Company and individual performance, the Compensation Committee confirmed its equity compensation component was properly designed so that the annual equity compensation component of our NEOs for 2016 would meet or exceed the fiftieth percentile of the peer group. As a result, after accounting for the Retention Grants, the average 2016 Total Target Direct Compensation of Messrs. Plaga, Harris, Basore and Gomez, exceeds the median of the peer group, with variances related to the relative market capitalization of the Company to its peers and variances of specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires.

Base Salaries

        Base salaries for NEOs are set with regard to the individual's position within the Company and the individual's current and sustained performance results. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee, and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive's area of responsibility, the executive's significant impact on strategic goals, the length of service with the Company, or revisions to the Company's compensation philosophy. After reviewing the Market Study, the Compensation Committee decided not to increase the base salaries of our NEOs for 2016. Base salaries for 2014, 2015 and 2016 are summarized below:

		Base Salary
Name	Position	2016	2015	2014
Patrick Dennis(1)	CEO and President	$450,000	$450,000	N/A
Barry Plaga	CFO and COO	$360,000	$360,000	$335,000
Michael Harris(2)	Chief Marketing Officer	$290,000	$290,000	N/A
Alfredo Gomez(3)	SVP and General Counsel	$300,000	$300,000	N/A
Ken Basore	SVP, Product Engineering	$260,000	$260,000	$235,000

(1)
Mr. Dennis joined the Company on May 1, 2015.

(2)
Mr. Harris joined the Company on April 20, 2015.

(3)
Mr. Gomez joined the Company on October 12, 2015.

Annual Cash Incentives

        In addition to base salaries, the Compensation Committee believes that annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. Annual cash incentives for NEOs in 2016 were targeted to fall within the fiftieth to seventy-fifth percentile of comparable levels of our peer groups in the Market Study. Each year, the Compensation Committee establishes a range of cash incentive bonus opportunities for the NEOs ("Target Annual Incentives"). The Compensation Committee develops performance goals that are set at levels the Compensation Committee believes are challenging, but possible, for the NEOs to achieve. The amounts of annual cash incentives increase to the extent the Company and meets and exceed performance expectations.

        At the end of each year, the Committee measures the level of achievement for each corporate performance goal and awards credit for the achievement of goals as a percentage of the Target Annual Incentive. Final determinations as to annual cash incentive levels are then based on the achievement of applicable goals. Actual incentives are generally paid to the executives in the first quarter of the subsequent fiscal year. The Committee assigns an On Target Annual Cash Incentive as a percentage of an executive's base salary. The 2016 On Target Annual Cash Incentive of our NEOs, was as follows:

2016 On Target Annual Cash Incentive

Name	Position	Percentage of Base Salary	On Target Annual Cash Incentive
Patrick Dennis	CEO and President	100%	$450,000
Barry Plaga	CFO and COO	62%	$223,000
Michael Harris	Chief Marketing Officer	45%	$132,750
Alfredo Gomez	SVP, General Counsel and Corporate Secretary	50%	$150,000
Ken Basore	SVP, Product Engineering	45%	$117,000

2016 Executive Bonus Plan

        For 2016, the On Target Annual Cash Incentive for our NEOs was awarded pursuant to the 2016 Executive Bonus Plan, which triggers a cash incentive payout to the extent the Company achieved certain financial targets (collectively, the "Financial Metric").

Financial Metric

        For the Financial Metric, a sliding scale was adopted whereby the initial threshold payout was set at 50%, the target payout was 100% and the maximum payout was 150% of the Target Annual Incentive, calculated as follows:

        (a)   50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of revenue recognized in accordance with GAAP ("Revenue"); and

        (b)   50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of adjusted non-GAAP earnings per share ("Non-GAAP EPS").1

        In 2016, the Non-GAAP EPS target excluded share-based compensation, proxy contest expenses, litigation settlements, amortization of intangibles, and realignment expenses.

1
Non-GAAP EPS is reconciled to GAAP financial results in Appendix 2.

        The table below shows the initial threshold, median threshold and maximum Financial Metric goals, which were in line with our internal business plan.

Financial Metric	Initial Threshold	Target	Maximum
Revenue	$102,000,000	$113,500,000	$125,000,000
Non-GAAP EPS	$(0.35)	$(0.24)	$(0.01)

        The Revenue component and Non-GAAP EPS component were independent of each other. An initial threshold payout of 12.5% of the Financial Metric could have been achieved if the Company achieved the initial threshold of either the Revenue component or the Non-GAAP EPS component (for a total of 25% if both components of the Financial Metric initial thresholds were achieved). The target payout of 50% of the Financial Metric could have been achieved if the Company achieved the target of either the Revenue component or the Non-GAAP EPS component (for a total of 100% if both components of the Financial Metric targets were achieved). The maximum payout of 75% of the Financial Metric could have been achieved if the Company achieved the maximum of either the Revenue component or the Non-GAAP EPS component (for a total of 150% if both components of the Financial Metric maximums were achieved).

        For 2016, the Company's actual Revenue was $110.5 million and Non-GAAP EPS was ($0.05), which resulted in a 114% payout of the annual cash incentive to each of the participating executives for 2016 performance.

        The table below sets forth our targets, achievements and actual payments, with respect to the Financial Metric component of our 2016 Annual Cash Incentive Plan:

Name	2016 Financial Metric Target	Target Revenue Component	Revenue Achievement (%)	Non-GAAP EPS Component	Non-GAAP EPS Achievement (%)	Actual 2016 Annual Cash Incentive Awarded
Patrick Dennis	$450,000	$225,000	87%	$225,000	141%	$513,450
Barry Plaga	$223,000	$111,500	87%	$111,500	141%	$254,671
Michael Harris	$132,750	$66,375	87%	$67,500	141%	$151,468
Ken Basore	$117,000	$58,500	87%	$58,500	141%	$133,497
Alfredo Gomez	$150,000	$75,000	87%	$75,000	141%	$171,150

Summary

        The following are the target and actual annual cash incentive payments for the NEOs in 2016:

Name	2016 Target Annual Incentive Bonus	2016 Actual Annual Incentive Bonus
Patrick Dennis	$450,000	$513,450
Barry Plaga	$223,200	$254,671
Michael Harris	$132,750	$151,468
Ken Basore	$117,000	$133,497
Alfredo Gomez	$150,000	$171,150

Long-Term Incentives

        Prior to 2016, long-term incentives for our NEOs generally consisted of stock options and/or time-based restricted stock awards. Restricted stock awards and stock options generally vested in equal installments over four years and stock options are priced at the closing price of our common stock on the date of grant, and generally expired ten years after the grant date. In 2016, based on the recommendation of our compensation consultant, Exequity, our Compensation Committee continued to follow a formal annual equity grant practice so that our annual grants to our NEOs, when combined with other forms of compensation, targets Total Direct Compensation that generally approximates the 50th percentile of compensation within our peer group, with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires, and other factors as the Compensation Committee may consider in its business judgment. In 2016, after accounting for the Retention Grants, Total Direct Compensation of each NEO exceeded the50th percentile of compensation within our peer group. Additionally, in an effort to move towards greater pay for performance, the Compensation Committee granted an award of performance-vesting restricted stock to each of our NEOs.

        Based on the Compensation Committee's assessment of the individual's performance and criticality to future success, historical equity grants and holdings, and cash compensation, the Compensation Committee granted the following stock-based awards as incentive compensation to the NEOs: (i) 286,041 shares of time-vesting restricted stock to Mr. Dennis; (ii) 200,023 shares of time-vesting restricted stock to Mr. Plaga; (ii) 102,925 shares of time-vesting restricted stock to Mr. Harris; (iii) 95,767 shares of time-vesting restricted stock to Mr. Basore; and (iv) 54,634 shares of time-vesting restricted stock to Mr. Gomez. These time-vesting restricted stock awards vest in equal installments on March 18, 2017, 2018, 2019 and 2020, so long as the NEO remains an employee of the Company on each vesting date, subject to accelerated vesting in the event of an "Acquisition" of the Company (as described below). In making its equity grant decisions, the Committee uses restricted stock award grants for each NEO to reflect the relative impact that the NEO's performance has in achieving an increase in stockholder value. The Compensation Committee determined in its judgment that these awards were important to provide continued stability while the Company underwent a proxy contest with its founder and largest stockholder and to further align the interests of the NEOs with those of our stockholders. For Messrs. Plaga, Harris, Basore and Gomez, these grants are inclusive of the Retention Grants.

        On March 18, 2016, the Compensation Committee also approved the grant of new performance-vesting restricted stock awards to the NEOs under the Guidance Software, Inc., Second Amended and Restated 2004 Equity Incentive Plan (as amended the "Equity Incentive Plan"). Each award consists of the grant of a target number of shares of restricted stock. The award is subject to performance vesting within a range of 0% to 200% of the total number of shares granted, based on the level of achievement of the Company's Forensic Security Suite Bookings (EnCase Endpoint Investigator, EnForce Risk Manager, and EnCase Endpoint Security) during the performance period commencing on January 1, 2016 and ending on December 31, 2016 (the "Performance Period") or, if earlier, the date on which an "Acquisition" (as defined in the Equity Incentive Plan) occurs, subject to the executive's continued service. Following the completion of the Performance Period, the performance-vested shares will satisfy the award's time vesting condition and become fully vested as follows, subject to the executive's continued service through each applicable vesting date: (i) with respect to 50% of the performance-vested shares, on the date on which the plan administrator certifies the level of achievement of the Company's Forensic Security Suite Bookings during the Performance Period (the "certification date"), and (ii) with respect to 50% of the performance-vested shares, on December 31, 2017 (the "Vesting Period").

        Depending on the level of achievement of the Company's Forensic Security Suite Bookings during the Performance Period, the award will become performance-vested with respect to the percentage of shares set forth below:

Forensic Security Suite Bookings	Performance Vesting Percentage
"Threshold Level"	10%
"Target Level"	100%
"High Level"	200%

        If the Company's Forensic Security Suite Bookings falls between the achievement levels specified above, the percentage of shares that will performance vest will be determined using straight line linear interpolation between such levels. Any shares of restricted stock that do not performance vest as of the completion of the performance period will automatically become cancelled and forfeited.

        In the event that the performance vesting percentage exceeds the "Target Level," then the Company will grant the executive an additional number of shares of restricted stock equal to the excess of the number of performance-vested shares over the number of shares of restricted stock initially granted pursuant to the award. Such additional shares of restricted stock will constitute performance-vested shares subject to the terms and conditions of the award agreement. The Compensation Committee determined in its judgment that these awards were important in order to further emphasize and encourage revenue growth for the Company's software security products as the Company pivots to become a leader in the cyber-security software market, and the Compensation Committee determined in its judgment that Performance Period and Vesting Period were appropriate and necessary to focus management's attention on the Company's highest growth markets , while also keeping additional retention value with the Vesting Period.

        On February 9, 2017, the Compensation Committee certified that performance had exceeded the Target Level and achieved the 200% High Level of achievement resulting in the vesting of 286,041 shares for Mr. Dennis, 126,064 shares for Mr. Plaga, 57,258 shares for Mr. Harris, 46,110 shares for Mr. Basore and 23,169 shares for Mr. Gomez. Also, due to exceeding the Target Level of performance, the Compensation Committee also authorized the additional issuance of 286,041 shares of restricted stock for Mr. Dennis, 126,064 shares of restricted stock for Mr. Plaga, 57,258 shares of restricted stock for Mr. Harris, 46,110 shares of restricted stock for Mr. Basore and 23,169 shares of restricted stock for Mr. Gomez, which shares are scheduled to vest on December 31, 2017, subject to the NEO's continued employment by the Company through the Vesting Period.

Welfare Benefits

        The NEOs are eligible to participate in the same medical, dental, life, disability and accident insurance programs that are available to our other U.S.-based employees.

Savings Plans

        Our 401(k) savings plan provides a Company match corresponding to one-half the amount contributed by the participant, up to 6% of cash compensation. All investment options in this plan are market-based; there are no "above-market" or guaranteed rates of return offered in these plans.

Employment, Severance and Change of Control Agreements

        We have entered into employment agreements with certain NEOs to help provide stability and security and encourage them to remain with us. We also provide certain severance and/or change in control benefits to certain NEOs in order to attract and retain them and to protect the interests of our stockholders. The employment agreements with Messrs. Dennis, Plaga, Harris and Gomez provide for severance payments and benefits in the event that the executive's employment with us terminates under certain circumstances. In 2009, in order to retain and recruit qualified employees, the Board approved a severance policy (the "Severance Plan") that is applicable to individually enumerated executives of the Company. Mr. Basore currently participates in the Severance Plan.

        Stock options and performance and time vesting restricted stock awards granted under the Equity Incentive Plan since its inception have generally been subject to fully accelerated vesting in the event that an Acquisition (as defined in Equity Incentive Plan) of the Company occurs, provided that the holder continues to be a service provider until the Acquisition. The terms of these arrangements are described below in more detail under the caption "Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2016."

Perquisites

        Other than those outlined in this document, there are no perquisites available to the NEOs. The NEOs have access to the same facilities and workplace amenities as do all of our employees.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options and restricted stock awards result in an accounting charge for the Company equal to the grant date fair value of those securities. For restricted stock, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes model with an adjustment for possible forfeitures and amortizes that value as compensation expense over the vesting period. The Company uses a binomial methodology (Monte-Carlo Simulation) for awards with market conditions. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

        Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that we may deduct for tax purposes in any year with respect to each of our NEOs, other than our Chief Financial Officer, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. When warranted due to competitive or other factors, the Compensation Committee may in certain circumstances award compensation that exceeds the deductibility limit under Section 162(m) or otherwise pay non-deductible compensation.

        Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we endeavor to design and administer our compensation and benefits plans and programs for all of our employees and other service providers, including the NEOs, either without any deferred compensation component, so that they are exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.

Policies Relating to Our Common Stock

Equity Awards Practices

        Executives receive long-term equity awards pursuant to the terms of the Company's Second Amended and 2004 Equity Incentive Plan, which was previously approved by the Company's stockholders. If approved by the Company's stockholders at the Annual Meeting, executives of the Company will also be eligible to receive long-term equity awards pursuant to the terms of the Company's 2017 Incentive Award Plan. Awards may also be granted outside of the plan to the extent those grants are permitted by the rules of the NASDAQ Stock Market. The Compensation Committee administers the equity plan and establishes the terms of all awards granted thereunder, including vesting schedules and other provisions.

        The Compensation Committee reviews equity awards for all employees. The Board has established a process where the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards. Our routine time-vesting options and restricted stock vest in annual installments over a period of four years commencing on or around the first anniversary of the date of grant. Performance-vesting restricted stock awards require the achievement of minimum performance metrics and subsequent continued employment with the Company in order for all or a portion of the shares to vest.

        The exercise price of stock option grants is set at no less than 100% of the closing market price of a share of Company common stock on the date of grant of the option. The Company has not approved stock option grants by unanimous written consent.

Insider Trading Policy

        Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also contains anti-hedging and pledging prohibitions, which among other things, prohibit directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel.

Stock Ownership Policy

        To further align the long-term interests of our executive officers with those of our stockholders, our stock ownership guidelines require executive officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer Stock Ownership Policy ("Stock Ownership Policy") mandates that our executive officers own shares of our common stock having an aggregate value at least equal to 100% of the officer's annual base salary (600% in the case of our CEO, and 300% in the case of our CFO/COO). Newly-hired or promoted executive officers are required to comply within three years following his or her hire or promotion date. The Stock Ownership Policy also requires that the Company's CEO and CFO maintain a minimum retention ratio of at least two-thirds of their Company common stock and option holdings until they meet the stock ownership guidelines and a minimum retention ratio of at least two-thirds of all vested restricted stock

(net of shares withheld for or used to pay taxes) for a period of at least 36 months following the date such restricted stock vests.

        Each executive officer and non-employee director remains subject to the Stock Ownership Policy as long as he or she continues to be employed by us or serves on the Board, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy annually, as of the date of our annual meeting of stockholders ("Determination Date"), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the closing price of our common stock on the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested restricted stock awards (estimating net after tax shares assuming a 35% tax rate) are included.

        In addition, the Company's Governance Guidelines requires each non-employee member of the Board to own shares of our common stock having an aggregate value at least equal to five times the amount of the annual cash retainer that we pay directors for general service on the Board (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Newly-appointed or newly-elected directors must comply within five years following his or her appointment or election to the Board.

Executive Compensation Clawback Policy

        We adopted an Executive Compensation Clawback Policy pursuant to which executive officers will be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement (a "Material Financial Restatement"). Under the Executive Compensation Clawback Policy, the Company can require reimbursement of all or a portion of any bonus, incentive payment, equity-based compensation (including performance-vesting restricted stock awards, time-vesting restricted stock awards and stock options), or other compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement.

        We believe the Executive Compensation Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment in the event that an executive officer took actions that, in hindsight, should not have been rewarded. To the extent that final rules are adopted under the Dodd-Frank act that require additional clawback provisions to apply to the compensation of our executive officers, we will amend the policy accordingly.

Summary Compensation Table

        The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our NEOs for all services rendered in all capacities to us in 2016, 2015 and 2014:

Summary Compensation Table

Name	Year	Salary ($)	Stock Awards ($)(1)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Patrick Dennis	2016	450,000	2,500,000	—	513,450	159,000	(3)	3,632,450
	2015	300,000	749,996	751,669	—	—		1,801,665
Barry Plaga	2016	360,000	1,425,000	—	254,671	7,725	(4)	2,047,396
	2015	360,000	390,000	324,850	—	75,000		1,149,850
	2014	337,917	498,805	—	—	7,569		844,291
Michael Harris	2016	290,000	700,000		151,468	7,560	(4)	1,149,028
Ken Basore	2016	260,000	620,000	—	133,497	7,800	(4)	1,021,297
	2015	257,917	250,002	—	—	26,824		534,743
Alfredo Gomez	2016	300,000	340,000	—	171,150	7,687	(4)	818,837

(1)
Amounts represent the full grant date fair value of time-vesting and performance-vesting restricted stock awards granted during the applicable fiscal year, calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation , or ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2016 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 12 "Employee Benefit Plans." Awards of performance-vesting restricted stock are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the performance-vesting restricted stock at the target value as follows: Mr. Dennis ($1,250,000); Mr. Plaga ($550,900); Mr. Harris ($250,219); Mr. Basore ($201,500); and Mr. Gomez ($101,250). Valuing the performance-vesting restricted stock based on the maximum performance results in grant date fair value as follows: Mr. Dennis ($2,250,000); Mr. Plaga ($1,101,800); Mr. Harris ($500,438); Mr. Basore ($403,00); and Mr. Gomez ($202,500).

(2)
Represents annual incentive awards earned during the respective performance year and paid during the first quarter of the following year.

(3)
Represents amounts paid by the Company as 401(k) matching contributions ($9,000) and reimbursement of relocation expenses ($150,000) pursuant to the terms of Mr. Dennis' employment agreement.

(4)
Represents amounts paid by the Company as 401(k) matching contributions.

 Fiscal Year 2016 Grants of Plan-Based Awards

		Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)
									Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick Dennis		225,000	450,000	675,000
	3/18/2016				28,604	286,041	572,082		1,250,000
	3/18/2016							286,041	1,250,000
Barry Plaga		111,500	223,000	334,500
	3/18/2016				12,606	126,064	252,128		550,900
	3/18/2016							200,023	874,100
Michael Harris		66,375	132,750	199,125
	3/18/2016				5,726	57,258	114,516		250,219
	3/18/2016							102,925	449,782
Ken Basore		58,500	117,000	175,500
	3/18/2016				4,611	46,110	92,220		201,500
	3/18/2016							95,767	418,500
Alfredo Gomez		75,000	150,000	225,000
	3/18/2016				2,317	23,169	46,338		101,250
	3/18/2016							54,634	238,750

All equity awards were granted under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

(1)
Represents annual cash incentive opportunities earned based on 2016 performance and paid during the first quarter of 2017. The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2016 are the actual amounts paid to the NEOs.

(2)
Represents performance-based restricted stock awards granted to the NEOs in 2016. Indicated threshold, target and maximum amounts correspond to the number of shares of restricted stock that would be earned in the event that specified threshold, target and high levels, respectively, were achieved. For more information regarding the performance-based restricted stock awards, see "Compensation Discussion and Analysis—Compensation Philosophy and Peer Group Review—Long-Term Incentives."

(3)
Represents time-based restricted stock awards granted to the NEOs in 2016 . For more information regarding the time-based restricted stock awards, see "Compensation Discussion and Analysis—Compensation Philosophy and Peer Group Review—Long-Term Incentives."

(4)
Represents the grant date fair value of time- and performance-based restricted stock awards granted to the NEOs in 2016 in accordance with ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2016 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 12 "Employee Benefit Plans."

The amounts shown include the grant date fair value of performance-based restricted stock awards granted in 2016, based on the probable outcome of the performance condition to which such restricted stock awards are subject, which is target level performance, calculated in accordance with ASC Topic 718. These performance-based restricted stock awards are subject to achievement of the performance condition as described in "Compensation Discussion and Analysis—Compensation Philosophy and Peer Group Review—Long-Term Incentives."

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2016 Table

Employment Agreements

        Mr. Dennis' employment agreement provides for an annual base salary of $450,000 and a targeted annual bonus of 100% of his annual base salary. Pursuant to his employment agreement, Mr. Dennis is also eligible to participate in the Company's annual equity award program, with a target grant value for 2016 equal to $1,500,000. The actual amount and type of Mr. Dennis' equity award(s) will be determined by the Compensation Committee in its sole discretion, The employment agreement further provides that Mr. Dennis is eligible for reimbursement by the Company of up to $150,000 for relocation expenses.

        Mr. Plaga's employment agreement provided for an annual salary of $325,000 and a targeted annual bonus of $200,000 upon his hiring in 2008. In 2011, the Board increased the base salary and targeted annual bonus of Mr. Plaga to $335,000 and $207,700, respectively. Upon his appointment as Interim Chief Executive Officer on November 5, 2015, the Board increased the base salary of Mr. Plaga to $360,000.

        Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. Certain terms of the severance provisions contained in the employment agreements (or offer letters, as applicable) with Messrs. Dennis and Plaga were amended on March 18, 2016. A detailed discussion of these payments and benefits is set forth below under the section entitled "Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2016."

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth summary information regarding the outstanding equity awards at December 31, 2016 granted to each of our NEOs.

	Stock Option Awards						Restricted Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick Dennis	76,334	228,999		—	5.85	5/1/2025	—		—	—		—
	—	—		—	—	—	96,318	(3)	773,112	—		—
	—	—		—	—	—	286,041	(4)	2,025,170	286,041	(5)	2,025,170
	—	—		—	—	—	—		—	—		—
Barry Plaga	75,000	—		—	5.22	2/10/2020	—		—	—		—
	—	93,750	(6)	—	6.00	2/11/2025	—		—	—		—
	—	—		—	—	—	10,531	(7)	74,559	—		—
	—	—		—	—	—	14,736	(8)	104,330	—		—
	—	—		—	—	—	48,750	(9)	345,150	—		—
	—	—		—	—	—	200,023	(4)	1,416,162	126,064	(5)	892,533
	—	—		—	—	—
Michael Harris	18,750	56,250		—	6.17	5/13/2025	—		—	—		—
	—	—		—	—	—	37,500	(10)	265,500	—		—
	—	—		—	—	—	102,925	(4)	728,709	57,258	(5)	405,386
Ken Basore	6,300	—		—	10.23	4/27/2018	—		—	—		—
	—	—		—	—	—	4,213	(7)	29821	—		—
	—	—		—	—	—	3,750	(12)	26,550	—		—
	—	—		—	—	—	9,823	(8)	69,553	—		—
	—	—		—	—	—	31,251	(6)	73,752	—		—
	—	—		—	—	—	95,767	(4)	678,030	46,110	(5)	326,459
Alfredo Gomez	19,648	58,944		—	5.95	10/29/2025	—		—	—		—
	—	—		—	—	—	25,211	(11)	178,493	—		—
	—	—		—	—	—	54,634	(4)	386,808	23,169	(5)	164,036

(1)
Value of shares based on the Company's closing stock price of $7.08 on December 31, 2016.

(2)
Stock options that vest in three equal installments: the first installment will vest on May 1, 2017 and the remaining two installments are scheduled to vest on each of May 1, 2018 and 2019.

(3)
Restricted stock that vests in three equal installments: the first installment will vest on May 1, 2017 and the remaining two installments are scheduled to vest on each of May 1 2018, and 2019.

(4)
Restricted stock that vests in four equal installments: the first installment vested on March 18, 2017 and the remaining three installments are scheduled to vest on each of March 18, 2018, 2019, and 2020.

(5)
Restricted stock granted March 18, 2016 that performance-vested at the maximum level based on achievement of the performance condition during the performance period commencing on January 1, 2016 and ending on December 31, 2016. 50% of such shares became fully vested on February 9, 2017, the date on which the plan administrator certified the level of achievement during the performance period, and 50% of the performance-vested shares will become fully vested on December 31, 2017, subject to the executive's continued service through such date.

(6)
Stock options that vest in three equal installments: the first installment vested on February 11, 2017 and the remaining two installments are scheduled to vest on each of February 11, 2018, and 2019.

(7)
Restricted stock that vested on February 5, 2017.

(8)
Restricted stock that vests in two equal installments: the first installment vested on February 5, 2017 and the remaining installment is scheduled to vest on February 5, 2018.

(9)
Restricted stock that vests in three equal installments: the first installment vested on February 5, 2017 and the remaining two installments are scheduled to vest on each of February 5, 2017 and 2018.

(10)
Restricted stock that vests in three equal installments: the first installment will vest on May 13, 2017 and the remaining two installments are scheduled to vest on each of May 13, 2018 and 2019.

(11)
Restricted stock that vests in three equal installments: the first installment will vest on October 25, 2017 and the remaining two installments are scheduled to vest on each of October 25, 2018 and 2019.

(12)
Restricted stock that vests in two equal installments: the first installment will vest on July 31, 2017 and the remaining installment will vest on July 31, 2018.

Option Exercises and Vested Stock in Fiscal Year 2016

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting	2016 Actual Annual Incentive Bonus
Patrick Dennis	32,106	$163,740
Barry Plaga	49,090	$203,215
Michael Harris	12,500	$64,500
Ken Basore	28,054	$119,668
Alfredo Gomez	8,403	$46,468

(1)
Amounts are calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on the date of vesting, or if the stock market was closed on the date of vesting, by the closing price of our common stock on the next preceding day on which the stock market was open.

Potential Payments upon a Termination and/or a Change of Control at Fiscal Year End 2016

        Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. The summary below describes the severance and change in control arrangements in effect for the NEOs as of December 31, 2016.

Severance Terms with Mr. Dennis

        Pursuant to Mr. Dennis' offer letter, in the event of a termination of his employment either by the Company without "Cause" or by Mr. Dennis for "Good Reason" (each as defined in the letter), subject to his execution of a release of claims, Mr. Dennis will be entitled to receive a lump sum cash payment equal to his then-current base salary. In the event such termination of his employment occurred on or within 18 months following a "Change in Control" (as defined in the letter), subject to his execution of a release of claims, Mr. Dennis would be entitled to receive (i) a lump-sum cash payment equal to 1.5x the sum of his then-current base salary plus then-current target annual cash bonus opportunity, (ii) the amount of his then-current on target bonus, prorated for the calendar year of termination, (iii) up to 12 months of payment or reimbursement of COBRA premiums necessary to continue medical, dental and vision benefits coverage, and (iv) 100% accelerated vesting of all outstanding time-vesting equity awards held by him immediately prior to his termination of employment.

Severance Terms with Mr. Plaga

        Pursuant to his employment agreement, subject to his execution of a general release of claims, Mr. Plaga was eligible to receive severance compensation in an amount equal to one year's base salary in the event that his employment with the Company was terminated by the Company without "Cause" (as defined in the employment agreement).

        In connection with his appointment as Interim Chief Executive Officer on November 5, 2014, the Board agreed to provide Mr. Plaga additional severance benefits in the event of his termination without cause at the time of or within 18 months after a change in control of the Company, as follows: (i) one year's base salary; plus (ii) the amount of Mr. Plaga's then-current on target bonus, prorated for the calendar year of termination; plus (iii) one additional year of Mr. Plaga's then-current on target bonus;

and (iv) continuance of current company-paid health and welfare benefits for a period of one year from termination.

Severance Terms with Mr. Basore

        On December 29, 2008, the Company entered into an amendment to the agreement to participate in the Guidance Software, Inc. Executive Retention and Severance Plan with Mr. Basore which reflects his participation in the Severance Plan. The Severance Plan generally provides that upon a termination of employment either by the Company without "Cause" or by the executive as the result of a "Constructive Termination" during the two-year period immediately following a "Change in Control" (each as defined in the Severance Plan), (i) the Company will pay the executive severance in an amount equal to 2x the executive's then-current base salary, plus an amount equal to any tax imposed on such payment under Section 4999 of the Internal Revenue Code, (ii) for a period of 24 months following the executive's termination of employment, the Company will provide medical, dental and vision insurance to the executive at the same cost to the executive and at the same coverage level as in effect immediately prior to the date of the termination of employment, and (iii) for a period of 24 months following the executive's termination of employment, the Company will provide life and disability insurance coverage to the executive that is reasonably similar to that provided to the executive immediately prior to the date of the termination of employment. If the executive dies at any time during the three-month period prior to or following a Change in Control, or if the executive resigns for any reason during the period commencing on the date that is six months after the Change in Control date and ending on the date that is twelve months after the Change in Control date, then the Company will pay the executive the amount described in (i) of the immediately preceding sentence.

Severance Terms with Messrs. Harris and Gomez

        On March 18, 2016, the Company amended the offer letters with Messrs. Harris and Gomez. Pursuant to their previous offer letters, each of Messrs. Harris and Gomez was eligible to receive severance compensation in an amount equal to six months of base salary in the event their employment with the Company was terminated by the Company without Cause. Pursuant to the amended offer letters, subject to execution of a general release of claims, each of Mr. Harris and Mr. Gomez is eligible to receive severance compensation in an amount equal to one year's base salary in the event that their employment with the Company is terminated by the Company without "Cause" (as defined in the amended offer letter). In the event of termination without Cause at the time of or within 18 months after a Change in Control of the Company (as defined in the amended offer letter), each of Mr. Harris and Mr. Gomez is eligible to receive severance compensation as follows: (i) one year's base salary; plus (ii) the terminated executive's then-current on target bonus; and (iiii) continuance of current company-paid health and welfare benefits for a period of one year from termination.

Employment Letter Amendments

        On March 18, 2016, we entered into an amendment to the employment agreements (or offer letters, as applicable) with Messrs. Dennis, and Plaga which modified certain of the severance terms of those agreements. In approving the amendments, the Board recognized the need to reinforce and encourage the continued attention and dedication of the NEOs to their duties without distraction in the event of the threat or occurrence of a change in control of the Company. Pursuant to the amended employment agreements, in the event of a termination of the executive's employment either by the Company without "Cause" or by the executive for "Good Reason" (each as defined in the amended employment agreements), subject to the executive's execution and non-revocation of a general release of claims, the executive will be entitled to receive a lump-sum cash payment equal to the executive's annual base salary as in effect on the executive's termination date. In the event such termination of the executive's employment occurs on or within 18 months following a "Change in Control" (as defined in the amended employment agreements), subject to the executive's execution and non-revocation of a general release of claims, the executive will be entitled to receive (i) a lump-sum cash payment equal to one (or one and one-half with respect to Mr. Dennis) times the sum of (A) the executive's annual base salary as in effect on the executive's termination date, plus (B) the executive's then-current target annual cash bonus opportunity, (ii) with respect to Messrs. Dennis and Plaga only, the amount of the executive's then-current on target bonus, prorated for the calendar year of termination, (iii) up to 12 months (or 18 months with respect to Mr. Dennis) of Company-paid coverage under its group health plans for the executive and his eligible dependents, and (iv) 100% accelerated vesting of all outstanding equity awards held by the executive immediately prior to his termination of employment, with any performance-based vesting awards vesting at target performance.

Equity-Based Awards

        Stock options granted under the Equity Incentive Plan, including options granted to our NEOs, are subject to full accelerated vesting in the event that an Acquisition (as defined in the Equity Incentive Plan) occurs, provided that the holder continues to be a service provider until the Acquisition. Vested stock options expire ninety days after termination of employment from the Company.

        Time and performance based stock awards granted pursuant to the Equity Incentive Plan generally include the same accelerated vesting provisions. In the event that an Acquisition (as defined in the Equity Incentive Plan) occurs, then, immediately prior to the Acquisition, the award of restricted stock will vest in full, provided that the holder continues to be a service provider until the Acquisition. In the event that the Acquisition occurs prior to the certification date with respect to performance-based restricted stock awards, the awards will vest at the "Target Level" performance vesting percentage, without any pro-ration based on the portion of the performance period completed prior to the date of the Acquisition.

Summary of Potential Payments upon Termination and/or a Change of Control

        For each of the NEOs, the table below sets forth, as of December 31, 2016, the estimated current value of payments and benefits to each of the NEOs upon a termination without cause or for good reason, a change of control, a qualifying termination in connection with a change of control or the death of the NEO. The amounts shown assume that the triggering events occurred on December 31, 2016 and do not include (i) vested amounts that are disclosed in the preceding Outstanding Equity

Awards at Fiscal Year End Table and (ii) other benefits earned during the term of the NEO's employment and/or available to all employees, such as accrued vacation.

Triggering Event	Lump Sum Severance ($)	Accelerated Stock Options(1) ($)	Accelerated Restricted Stock(2) ($)	Continued Health Insurance Coverage(3) ($)	Total ($)
Patrick Dennis
Without Cause or for Good Reason (without Change of Control)	450,000	—	—	—	450,000
Without Cause or for Good Reason (with Change of Control)	1,800,000	307,559	4,732,271	38,160	6,877,990
Change of Control	—	307,559	4,732,271	—	5,039,830
Death	—	—	—	—	—
Barry Plaga
Without Cause or for Good Reason (without Change of Control)	360,000	—	—	—	360,000
Without Cause or for Good Reason (with Change of Control)	806,000	102,060	2,832,729	25,440	3,766,229
Change of Control	—	102,060	2,832,729	—	2,934,789
Death	—	—	—	—	—
Michael Harris
Without Cause or for Good Reason (without Change of Control)(4)	290,000	—	—		280,000
Without Cause or for Good Reason (with Change of Control)	422,750	68,250	1,399,595	25,440	1,916,035
Change of Control	—	68,250	1,399,595	—	1,467,845
Death	—	—	—	—	—
Ken Basore
Without Cause or for Good Reason (without Change of Control)	—	—	—	—	—
Without Cause or for Good Reason (with Change of Control)	520,000	—	2,034,522	17,450	2,571,972
Change of Control	—	—	2,034,522	—	2,034,522
Death	—	—	—	—	—
Alfredo Gomez
Without Cause or for Good Reason (without Change of Control)	300,000	—	—	—	300,000
Without Cause or for Good Reason (with Change of Control)	450,00	88,809	729,339	17,450	1,285,605
Change of Control	—	88,809	729,339	—	818,155
Death	—	—	—	—	—

(1)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of accelerated stock options times (y) the difference between the closing price per share ($7.08) of our common stock on December 31, 2016, and the option exercise price.

(2)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to acceleration times (y) the closing price per share ($7.08) of our common stock on December 31, 2016.

(3)
Amounts represent the estimated present value of the aggregate COBRA payments with an estimated 4% premium increase every 12 months, commencing at every September 1. For Mr. Basore, amount also represents the estimated present value of life and disability insurance coverage, with an estimated 4% premium increase every 12 months, commencing at every September 1.

Officer and Director Share Purchase Plan

        In February 2016, the Compensation Committee of the Board of Directors approved an Officer and Director Share Purchase Plan (the "ODPP") which allows executive officers and directors of the Company to purchase shares of our common stock at fair market value in lieu of salary or, in the case of directors, director fees. Eligible individuals may voluntarily participate in the ODPP by authorizing payroll deductions or, in the case of directors, deductions from director fees, for the purpose of purchasing shares of our common stock. Elections to participate in the ODPP may only be made during open trading windows under the Company's insider trading policy and when the participant does not otherwise possess material non-public information concerning the Company. As of March 15, 2017, no purchases had been made pursuant to the ODPP.

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was an officer or employee of the Company during 2016, was previously an officer of the Company or had any relationship requiring disclosure by the Company under any paragraph under Item 404 of Regulation S-K.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis ("CD&A"), required by Item 402(b) of Regulation S-K, to be included in the Company's proxy statement on Schedule 14A ("Proxy"), and based on its review and discussions, the Committee recommended to the Board that the Company's CD&A be included in the Proxy and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

        This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        This report is furnished by the Compensation Committee.

COMPENSATION COMMITTEE
Robert van Schoonenberg (Chair) Max Carnecchia Wade Loo Michael McConnell

 DIRECTOR COMPENSATION

        Non-employee members of our Board receive a combination of cash and stock-based incentive compensation. Any board member who is also an employee of the Company does not receive separate compensation for service on the Board.

  Cash Compensation.

        Each non-employee director receives an annual retainer of $45,000. In addition to the annual retainer, any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $18,000. The non-employee Chair of the Compensation Committee receives an annual retainer of $12,000. The Chair of the Nominating Committee receives an annual retainer of $7,500. The Chair of the M&A Committee receives an annual retainer of $12,000. In addition, each non-chair member of the Audit Committee receives an annual retainer of $8,000, each non-chair member of the Compensation Committee receives an annual retainer of $5,000, each non-chair member of the Nominating Committee receives an annual retainer of $3,000, and each non-chair and non-employee member of the M&A Committee receives an annual retainer of $5,000. Our Chairman of the Board will also receive an annual retainer of $15,000.

        The compensation described above is conditioned on the director attending at least 75% of the applicable board of directors or committee meetings in each applicable year. Director fees are paid in quarterly installments to all non-employee directors in good standing on the payment date.

        Directors are also entitled to reimbursement of their expenses, in accordance with our reimbursement policy, incurred in connection with attendance at board and committee meetings and conferences with our senior management.

  Equity Incentives

        The Company encourages non-employee directors to own shares of the Company's stock and our Corporate Governance Guidelines provide that within five years of joining the Board, a director should hold a minimum number of Company shares that is equivalent in value to six times the then-current annual retainer for directors.

        On May 9, 2012, our stockholders approved an amendment to the Equity Incentive Plan which provides as follows with respect to formula grants of restricted stock to non-employee directors:

  •
  Annual Grant.  Each individual who first becomes a non-employee director (a "Newly Elected Non-Employee Director") at an annual meeting of stockholders and each individual who is a non-employee director immediately prior to each annual meeting of stockholders and who continues to serve as a non-employee director following such annual meeting, in each case, will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of our common stock on the date of such annual meeting (the "Annual Restricted Stock"). Subject to the non-employee director's continued service with the Company, each award of Annual Restricted Stock will vest in full upon the earlier to occur of (I) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (II) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock. A Newly Elected Independent Director who first becomes a non-employee director at an annual meeting of stockholders of the Company shall receive both an Annual Restricted Stock award and an Initial Grant (but not a Pro Rata Grant) (each, as defined below) on the date of such annual meeting of stockholders. A Newly Elected Independent Director who first becomes a non-employee director on a date other than the date of an annual meeting of the Company's stockholders shall receive both an Initial Grant and a Pro Rata Grant, each as described below (but not an Annual Restricted Stock award), on the date on which he or she initially becomes a non-employee director.

  •
  Newly Elected Non-Employee Directors—Initial Grant and Pro Rata Grant.  In lieu of not being entitled to receive an Annual Restricted Stock award upon election to the Board for the first time as described above, each "Newly Elected Non-Employee Director" will automatically be awarded on the date on which such individual initially becomes a non-employee director (the "Initial Grant Date") a number of shares of restricted stock equal to the amount obtained by dividing (i) $40,000 by (ii) the fair market value of a share of our common stock on the Initial Grant Date (the "Initial Grant"). Subject to the non-employee director's continued service with the Company, each Initial Grant award will vest with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the date of grant.

        In addition to the Initial Grant award, each Newly Elected Non-Employee Director who first becomes a non-employee director on a date other than the annual meeting of stockholders will automatically be granted on the Initial Grant Date a number of shares of restricted stock equal to the product of (i) the amount obtained by dividing (A) $80,000 by (B) the fair market value of a share of our common stock on the Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Initial Grant Date, by (y) 12 (the "Pro Rata Grant"). Subject to the non-employee director's continued service with the Company, each Pro Rata Grant award will vest in full on the date of the Company's annual meeting of stockholders immediately following the Initial Grant Date.

Director Compensation Table

        The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of the non-employee members of our board for 2016. Mr. Dennis was an employee of our Company in 2016 and did not receive any compensation for services as a director.

Name	Fees earned or paid in cash	Restricted Stock Awards(1)	Total
Reynold C. Bish(2)	$60,375	$146,669	$207,044
Max Carnecchia	$77,000	$80,000	$157,000
John P. Colbert(3)	$39,750	$126,670	$166,420
Wade Loo(2)	$64,500	$146,669	$207,044
Michael J. McConnell(3)	$43,500	$126,670	$170,170
Christopher Poole(4)	$14,375	$—	$14,375
Robert van Schoonenberg	$86,000	$80,000	$166,000

(1)
Amounts represent the full grant date fair value ($5.28 per share on grant date of May 11, 2016, $5.04 on grant date April 27, 2016, and $5.37 per share on grant date of February 25, 2016) of awards granted during 2015 calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation , or ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2016 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 "Employee Benefit Plans."

(2)
Messrs. Bish and Loo were appointed directors effective February 25, 2016.

(3)
Messrs. Colbert and McConnell were appointed directors effective April 22, 2016.

(4)
Mr. Poole resigned from the Board effective on April 22, 2016.

        The table below shows the aggregate number of shares subject to restricted stock awards and stock option awards outstanding for each non-employee director as of December 31, 2016:

Name	Unvested Restricted Stock Outstanding	Aggregate Stock Options Outstanding
Reynolds C. Bish	18,877	—
Max Carnecchia	18,918	—
John P. Colbert	23,089	—
Wade Loo	18,877	—
Christopher Poole	0	—
Michael J. McConnell	23,089	—
Robert van Schoonenberg	15,152	40,000

Certain Relationships and Related Transactions

        Other than as described below, since January 1, 2016, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person's immediate family had or will have a direct or indirect material interest. All transactions between us and any of our directors, executive officers or related parties are subject to review by our audit committee.

        On January 15, 2016, the Company entered into the McCreight Separation Agreement with Mr. McCreight in connection with his separation of employment from the Company. Pursuant to the McCreight Separation Agreement, the Company paid Mr. McCreight a one-time severance payment of $325,000.

        On April 22, 2016, the Company entered into a Settlement Agreement (the "Settlement Agreement") with Shawn H. McCreight, Jennifer McCreight and the McCreight Living Trust UA 31-MAR-06 (collectively, the "Investors"). Pursuant to the Settlement Agreement, promptly following the execution of the Settlement Agreement, the Company (i) accepted the resignations tendered by Christopher Poole and Shawn H. McCreight as members of the Company's board of directors (the "Board"), (ii) agreed to elect John P. Colbert as a director of the Company, (iii) agreed to elect Michael J. McConnell as a director of the Company. Pursuant to the Settlement Agreement, the Investors (i) agreed to vote (a) at the Company's 2017 Annual Meeting, in favor of a new equity incentive plan to be approved by the Company's stockholders, provided that such plan will not provide in excess of 2,000,000 shares to be issued pursuant to such plan or, in the event that such Plan provides for more than 2,000,000 but less than or equal to 3,000,000 shares to be issued pursuant to such Plan, the Investors agreed to abstain from voting either for or against such plan, and (b) at the Company's 2017 Annual Meeting, in favor of any "say-on-pay" proposals voted on at such meeting. In connection with the Settlement Agreement, the Company also entered into a Standstill Agreement (the "Standstill Agreement") with Michael J. McConnell including certain standstill commitments by Mr. McConnell.

        The description of the Settlement Agreement and the Standstill Agreement contained herein are qualified in their entirety by reference to the full text of the Settlement Agreement and Standstill Agreements, copies of which were filed as exhibits to the Current Report on Form 8-k filed by the Company with the SEC on April 22, 2016.

        In connection with agreeing to serve on the Company's Board of Directors, Mr. Colbert received a one-time payment of $36,000 from Mr. McCreight. Mr. McConnell received a one-time payment from Mr. McCreight of $81,000, for serving on the Company's Board of Directors and in consideration of the Investors reaching a satisfactory settlement with the Company.

Guarantees

        None of our NEOs is party to a personal guarantee on behalf of the Company.

Appointment of New Directors

        Effective February 25, 2016, Wade Loo and Reynolds C. Bish were appointed as members of the Board of Directors and each received two grants under the Company's Second Amended and Restated 2004 Equity Plan of 7,449 and 4,966 shares of Company restricted stock vesting equally on each of the first two anniversaries of the grant date and on the date of the Company's 2016 annual meeting of stockholders, respectively.

        Effective April 22, 2016, Michael J. McConnell and John P. Colbert were appointed as members of the Board of Directors and each received two grants on April 27, 2016 under the Company's Second Amended and Restated 2004 Equity Plan of 7,937 and 1,323 shares of Company restricted stock vesting equally on each of the first two anniversaries of the grant date and on the date of the Company's 2016 annual meeting of stockholders, respectively.

Indemnification Agreements

        We have entered into an indemnification agreement with each of our directors and Section 16 officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified, to the fullest extent permitted by the Delaware Law, who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the indemnitee's status with or service to the Company or to another entity at our request. The indemnification agreements provide that an indemnitee will also be indemnified for expenses incurred and judgments, fines and amounts paid in settlement by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

        The rights of each indemnitee are in addition to any other rights provided for under the Company's Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, as each may be amended from time to time, and under Delaware law.

 PROPOSAL NO. 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
ADVISORY (NON-BINDING) RESOLUTION APPROVING THE COMPANY'S EXECUTIVE
COMPENSATION.

Background

        As part of the Board's commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

Summary

        We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers ("NEOs"), which consist of the Chief Executive Officer, Chief Financial Officer and next three highest paid executive officers, as described in the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables. The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the NEOs. Consistent with our compensation philosophy, the compensation program of our NEOs has been designed to promote a performance-based culture and align the interests of executives with those of stockholders by linking a substantial portion of compensation to our performance. The program rewards superior performance and provides consequences for underperformance. The program is also designed to attract and retain highly-qualified executives who are critical to our success. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables for more information.

        We emphasize pay-for-performance.    Annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals.

        Based on our performance in 2016, we achieved the following objectives under our annual cash incentive plan:

  •
  Revenue was $110.5 million, which exceeded the minimum threshold established by the Compensation Committee of $102 million; and

  •
  Non-GAAP EPS were (0.05), which exceeded the target threshold established by the Compensation Committee of ($0.24).

        Based on our performance in 2016, we achieved the following objectives under performance-vesting restricted stock awards granted in 2016 (the "Performance Shares"):

  •
  Forensic Security Suite Bookings growth was 165%, which achieved 200% of the on-target level established by the Compensation Committee.

        We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders.    We provide pay that is highly leveraged toward equity in order to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our NEOs as a percentage of total target compensation. Specifically:

  •
  For our CEO, approximately 73.6% of target total compensation in 2016 was in the form of equity; approximately 13.2% was base salary; and approximately 13.2% was short-term incentive; and

  •
  For our NEOs (other than the CEO), approximately 65% (on average) of target total compensation in 2016 was in the form of equity; approximately 23.5% was base salary; and approximately 11.5% was short-term incentive.

        We are committed to having strong governance standards with respect to our compensation program, procedures and practices.    Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee has previously retained an independent compensation consultant to provide it with advice on matters related to executive compensation and assistance with preparing compensation disclosure for inclusion in our SEC filings.

        We provide competitive pay opportunities that reflect best practices.    The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:

  •
  Does not provide supplemental retirement benefits to the NEOs;

  •
  Does not provide perquisites to the NEOs unless they are generally available to all employees;

  •
  Does not generally provide extraordinary relocation payments to NEOs;

  •
  Maintains a stock ownership policy for our executives;

  •
  Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;

  •
  Has not engaged in the practice of re-pricing/exchanging stock options;

  •
  Does not provide for any "modified single trigger" severance payments to any NEO, other than Mr. Basore's amended 2005 arrangement*;

  •
  Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO, other than Mr. Basore's amended 2005 arrangement*;

  •
  Maintains an equity compensation program that has a long-term and performance focus, including equity awards that generally vest over a period of four years or which vest only if minimum performance milestones are met;

  •
  Maintains compensation programs that have a strong pay-for-performance orientation. For example, in fiscal 2016, the Company did not make incentive compensation payments to NEO participants related to achievement of the financial metrics in its 2015 executive bonus plan, (comprising approximately 19% of total direct compensation for our C.E.O, and approximately 29% of total direct compensation for our NEOs (other than C.E.O)), because the Company did not meet its 2015 financial goals and

  •
  Prohibits our directors or employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

*
Mr. Basore's change in control severance arrangement, which includes a modified single trigger and partial tax gross-up, was entered into in 2005 and amended in 2008, and has not been subsequently amended.

Recommendation

        The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.

        The Board is asking our stockholders to cast a non-binding advisory vote on the following resolution:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement."

        The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the resolution is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue, and will consider the outcome of the vote and those opinions when making future compensation decisions. Unless the Board modifies its determination on the frequency of future say-on-pay votes, the next such advisory vote will be held at the 2020 annual meeting of stockholders.

        Our stockholders, by 86.4% of the votes cast, approved our say-on-pay proposal at our 2014 annual meeting.

        The affirmative vote of a majority of the outstanding shares present, either in person or by proxy, at the meeting and entitled to vote on the Proposal is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" the approval of the Proposal.

PROPOSAL NO. 5—ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "3 YEARS" ON
THE ADVISORY (NON-BINDING) RESOLUTION TO HOLD FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION.

Background

        As part of the Board's commitment to excellence in corporate governance, and as required by the Section 14A(a)(2) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. In this Proposal No. 5, we are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

Summary

        After careful consideration, the Board recommends that future advisory votes on executive compensation occur every three years (triennially). We believe that this frequency is appropriate for the following reasons:

  •
  A triennial approach will allow us to conduct a meaningful and detailed review of our pay practices in response to the say-on-pay advisory vote and that a more frequent vote is not necessary given the long-term nature of our executive compensation program and our objective of striving for compliance with best practices related to executive compensation.

  •
  A longer period between frequency votes is consistent with our long-term compensation objectives and more closely aligns with the traditional four-year vesting period of our time-vesting equity awards which make up a significant portion of executive compensation.

  •
  A triennial vote will provide the Compensation Committee and the Board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on executive compensation, discuss the implications of the vote with our stockholders and develop and implement any changes to our executive compensation program that we deem appropriate in light of the vote. A triennial vote will also allow for any changes to our executive compensation program to be in effect long enough for our stockholders to see and evaluate the effectiveness of these changes.

  •
  The composition and level of compensation paid to executives in the market evolves over multiple years. A triennial approach will allow us to review evolving practices in the market to help ensure our compensation programs reflect best practices.

Recommendation

        For the reasons discussed above, the Board recommends that future say-on-pay advisory votes occur every three years until the next frequency advisory vote. Stockholders are not voting to approve or disapprove the Board's recommendation, but rather to indicate their choice among these frequency options. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, or three years, or abstain.

        This frequency vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the result of this vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when deciding how frequently to conduct the vote on executive compensation.

        The affirmative vote of a majority of the outstanding shares present, either in person or by proxy, at the meeting and entitled to vote on the Proposal is required to approve this Proposal. If none of the frequency alternatives (one year, two years or three years) receives the affirmative vote of a majority of outstanding shares present either in person or by proxy, at the meeting and entitled to vote on the Proposal, we will consider the frequency option receiving the highest number of votes to be the frequency that has been selected by our stockholders. Unless marked otherwise, proxies received will be voted for "(3) YEARS".

 COMPENSATION RISK ASSESSMENT

        The Compensation Committee has reviewed the Company's compensation policies and practices for all employees, including executive and non-executive officers, and determined that the Company's compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company. Several design features of the Company's cash and equity incentive programs reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation by rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Some of these elements include:

        A Balanced Mix of Compensation Components.    The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

        Focus on Long-term Incentives.    Long-term incentive compensation is an integral part of compensation that discourages short-term risk taking. The long-term incentive grants for senior management are currently allocated between time vesting and performance vesting restricted stock awards, which provides a balance of incentives.

        Stock ownership guidelines.    Our stock ownership guidelines require that all of our executive officers hold a significant amount of our equity to align their interests with shareholders over the long term.

        Clawback policy.    We have an Executive Compensation Clawback policy applicable in the event of an accounting restatement.

        Prohibition Against Short-term and Speculative Transactions.    In an effort to avoid the potential for heightened legal risk or the appearance of improper or inappropriate conduct by our directors, executives and other employees, we prohibit all of our employees and directors from engaging in short-term trading of the Company's securities, short sales, transactions in puts, calls or other derivative securities related to the Company's stock on an exchange or in any other organized market, entering into hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of the Company's securities, margining Company securities held in a margin account, or pledging Company securities as collateral for a loan.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2018 must be received by us no later than December 7, 2017 which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2017 Annual Meeting of Stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2018 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

        Our Annual Report for the fiscal year ended December 31, 2016 will be mailed to stockholders of record as of March 24, 2017. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

        A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 24, 2017.

Requests should be directed to Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375; Attention: Investor Relations.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors
Alfredo Gomez
General Counsel and Corporate Secretary

April 6, 2017

APPENDIX 1
GUIDANCE SOFTWARE, INC.
2017 INCENTIVE AWARD PLAN

GUIDANCE SOFTWARE, INC.
2017 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

        The purpose of the Guidance Software, Inc. 2017 Incentive Award Plan (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of Guidance Software, Inc. (the "Company") by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

        2.2   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.3   "Applicable Law" shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

        2.4   "Award" shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

        2.5   "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

        2.6   "Award Limit" shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

        2.7   "Board" shall mean the Board of Directors of the Company.

        2.8   "Change in Control" shall mean and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.8(c)(i) or 2.8(c)(ii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) hereof whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (i)  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, then, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

        2.9   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

        2.10 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.

        2.11 "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

        2.12 "Company" shall have the meaning set forth in Article 1.

        2.13 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

        2.14 "Covered Employee" shall mean any Employee who is, or could become, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.15 "Director" shall mean a member of the Board, as constituted from time to time.

        2.16 "Director Limit" shall have the meaning set forth in Section 4.6.

        2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

        2.18 "DRO" shall mean a "domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.19 "Effective Date" shall mean the date of the 2017 annual meeting of stockholders of the Company, provided that the Plan is approved by the Company's stockholders on such date.

        2.20 "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

        2.21 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

        2.22 "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

        2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.24 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        2.25 "Greater Than 10% Stockholder" shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

        2.26 "Holder" shall mean a person who has been granted an Award.

        2.27 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

        2.28 "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

        2.29 "Non-Employee Director Equity Compensation Policy" shall have the meaning set forth in Section 4.6.

        2.30 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

        2.31 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

        2.32 "Option Term" shall have the meaning set forth in Section 6.4.

        2.33 "Organizational Documents" shall mean, collectively, (a) the Company's articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee's charter or other similar organizational documentation relating to the creation and governance of the Committee.

        2.34 "Other Stock or Cash Based Award" shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, stock payments and performance awards.

        2.35 "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.36 "Performance Criteria" shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: interest, taxes, depreciation, amortization and non-cash equity-based compensation expense), (ii) economic value-added, (iii) gross or net sales or revenue or sales revenue growth, (iv) net income (either before or after taxes and share-based compensation), (v) adjusted net income, (vi) operating earnings or profit (either before or after taxes), (vii) cash flow (including, but not limited to, operating cash flow and free cash flow), (viii) return on capital (or invested capital), (ix) return on assets, (x) return on shareholders' equity, (xi) return on capital, (xii) shareholder returns, (xiii) return on sales, (xiv) gross or net profit or operating margin, (xv) productivity, (xvi) expense, (xvii) costs, reductions in costs and cost control measures, (xiii) funds from operations, (xix) margins, (xx) operating efficiency, (xxi) customer satisfaction, (xxii) working capital, (xxiii) earnings or loss per share, (xxiv) adjusted earnings or loss per share, (xxv) price per share, (xxvi) market share, (xxvii) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product), (xxiii) implementation or completion of critical projects, (xxix) economic value, (xxx) booked revenue pursuant to revenue recognition policies of the Company, (xxxi) growth in deferred revenue and (xxxii) product line revenue, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b)   The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's or its Subsidiaries' core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items related to software revenue recognition; (xx) items related to deferred revenue growth; (xxi) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xxii) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-

  Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.37 "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

        2.38 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder's right to, vesting of, and/or the payment in respect of, an Award.

        2.39 "Permitted Transferee" shall mean, with respect to a Holder, any "family member" of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), after taking into account Applicable Law.

        2.40 "Plan" shall have the meaning set forth in Article 1.

        2.41 "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

        2.42 "Restricted Stock" shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.43 "Restricted Stock Units" shall mean an Award providing for the right to receive Shares awarded under Article 9.

        2.44 "Section 409A" shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

        2.45 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.46 "Shares" shall mean shares of Common Stock.

        2.47 "Stock Appreciation Right" shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

        2.48 "SAR Term" shall have the meaning set forth in Section 6.4.

        2.49 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.50 "Substitute Award" shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term "Substitute

Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.51 "Termination of Service" shall mean:

          (a)   As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

          (b)   As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

          (c)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

        The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder's employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is 2,000,000 Shares (the "Share Limit"). Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

          (b)   If any Shares subject to an Award are forfeited or expire, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available Shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and (ii) made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

        3.2    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 800,000 Shares and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $3,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

        3.3    Award Vesting Limitations.    Subject to Section 13.2 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, however, that, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. For purposes of Awards granted to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company's stockholders to the next annual meeting of the Company's stockholders. Notwithstanding the foregoing, nothing in this Section 3.3 shall preclude or limit any Award or other arrangement (or any action by the Administrator) from providing for accelerated vesting of such Award in connection with or following a Holder's death, disability, Termination of Service or the consummation of a Change in Control.

ARTICLE 4.

GRANTING OF AWARDs

        4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director's right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.

        4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        4.4    At-Will Service.    Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

        4.5    Foreign Holders.    Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

        4.6    Non-Employee Director Awards.    The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the "Non-Employee Director Equity Compensation Policy"), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the grant date fair value (determined as of the date of grant under Applicable Accounting Standards) of equity-based Awards granted to any Non-Employee Director during any calendar year shall not exceed $300,000 (the "Director Limit").

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

        5.1    Purpose.    The Administrator may, in its sole discretion, (a) determine whether an Award is intended to qualify as Performance-Based Compensation, and (b) at any time after such determination, alter such intent for any or no reason. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator may, in its sole discretion, (i) grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation, and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

        5.2    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.

        5.3    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.

        5.4    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

        6.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals.    The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

        6.2    Qualification of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company's present or future "parent corporations" or "subsidiary corporations" as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive

Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

        6.3    Option and Stock Appreciation Right Exercise Price.    The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

        6.4    Option and SAR Term.    The term of each Option (the "Option Term") and the term of each Stock Appreciation Right (the "SAR Term") shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company's rights under Section 11.8, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.8 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

        6.5    Option and SAR Vesting.    The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.3. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder's Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder's Termination of Service shall automatically expire on the date of such Termination of Service.

        6.6    Substitution of Stock Appreciation Rights.    The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.

 ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

        7.1    Exercise and Payment.    An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

        7.2    Manner of Exercise.    Except as set forth in Section 7.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

          (c)   In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

        7.3    Notification Regarding Disposition.    The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

        8.1    Award of Restricted Stock.    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

        8.2    Rights as Stockholders.    Subject to Section 8.4 and Section 11.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3.

        8.3    Restrictions.    All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.3. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

        8.4    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall automatically be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder's death, retirement or disability or any other specified Termination of Service or any other event, the Holder's rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

        8.5    Section 83(b) Election.    If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

        9.1    Grant of Restricted Stock Units.    The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

        9.2    Term.    Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

        9.3    Purchase Price.    The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

        9.4    Vesting of Restricted Stock Units.    At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder's duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company or Subsidiary performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.

        9.5    Payment.    At the time of grant, the Administrator shall specify the payment date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement), consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the payment date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.5(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the payment date or a combination of cash and Common Stock as determined by the Administrator.

        9.6    Payment upon Termination of Service.    An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder's death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

        10.1    Other Stock or Cash Based Awards.    The Administrator is authorized to (a) grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual and (b) determine whether such Other Stock or Cash Based Awards shall be Performance-Based Compensation. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.3. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

        10.2    Dividend Equivalents.    Subject to Section 11.4, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder (or such other date as may be determined by the Administrator) and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the

Administrator. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

        11.1    Payment.    The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including Shares issuable pursuant to the exercise, vesting or payment of the Award) having a fair market value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        11.2    Tax Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder's FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, satisfy, or allow a Holder to satisfy, such obligations by any payment means described in Section 11.1 hereof, including without limitation, by withholding, or allowing such Holder to elect to have the Company or any Subsidiary withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        11.3    Transferability of Awards.

          (a)   Except as otherwise provided in Sections 11.3(b) and 11.3(c):

              (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

             (ii)  No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

            (iii)  During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder's personal representative or by any person empowered to do so under the deceased Holder's will or under the then-applicable laws of descent and distribution.

          (b)   Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

          (c)   Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder's spouse or domestic partner, as applicable, as the Holder's beneficiary with respect to more than 50% of the Holder's interest in the Award shall not be effective without the prior written or electronic consent of the Holder's spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder's death.

        11.4    Dividends and Dividend Equivalent Payments on Unvested Awards.    Notwithstanding anything herein to the contrary, dividends or Dividend Equivalents payable with respect to an unvested Award (or portion thereof) may only be paid out to the Holder to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and any dividends or Dividend Equivalents with respect to the portion of an Award that does not become vested shall be forfeited.

        11.5    Conditions to Issuance of Shares.

          (a)   The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

          (b)   All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

          (c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

          (e)   The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

          (f)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        11.6    Forfeiture and Claw-Back Provisions.    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement, be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award.

        11.7    Prohibition on Repricing.    Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.

        11.8    Amendment of Awards.    Subject to Section 11.7 and Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder's consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).

        11.9    Data Privacy.    As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder's participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder's name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the "Data"). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder's participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder's country, or elsewhere, and the Holder's country may have different data privacy laws and protections than the recipients' country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder's participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder's ability to participate in the Plan and, in the Administrator's discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 12.

ADMINISTRATION

        12.1    Administrator.    The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule and an "outside director" for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms "Administrator" as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

        12.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.6 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

        12.3    Action by the Administrator.    Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.4    Authority of Administrator.    Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or other performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

          (k)   Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.3 and Section 13.2.

        12.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.

        12.6    Delegation of Authority.    The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law (including, without limitation, Section 162(m) of the Code). Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

 ARTICLE 13.

MISCELLANEOUS PROVISIONS

        13.1    Amendment, Suspension or Termination of the Plan.

          (a)   Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.6 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

          (b)   Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company's stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, the Award Limit or the Director Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.7, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.7.

          (c)   No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders (such anniversary, the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

        13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

          (b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

              (i)  To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder's rights, then such Award may be terminated by the Company without payment);

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

            (iii)  To make adjustments in the number and type of Shares of the Company's stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

             (v)  To replace such Award with other rights or property selected by the Administrator; and/or

            (vi)  To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

              (i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

             (ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit).

          (d)   Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or a Subsidiary) and a Holder, if a Change in Control occurs and a Holder's outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse.

          (e)   The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (f)    Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.

          (g)   The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (h)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

        13.3    Approval of Plan by Stockholders.    The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company's stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

        13.4    No Stockholders Rights.    Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

        13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

        13.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any

Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

        13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        13.9    Governing Law.    The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

        13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant's Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a "separation from service" as defined in Section 409A, and (b) if such Award or amount is payable to a "specified employee" as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant's Termination of Service, or (ii) the date of the Participant's death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder's consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, "nonqualified deferred compensation" subject to the imposition of taxes, penalties and/or interest under Section 409A.

        13.11    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        13.12    Indemnification.    To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        13.13    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        13.14    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Guidance Software, Inc. on                                , 2017.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Guidance Software, Inc. on                                , 2017.

        Executed on this        day of                         , 2017.

Corporate Secretary

APPENDIX 2

Reconciliation of:
2016 Non-GAAP EPS
to
2016 GAAP EPS

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES 12-MONTHS ENDING 12/31/2016 ($'000, EXCEPT PER SHARE DATA)

	Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	EBITDA	Diluted EPS
GAAP, as reported	$110,518	$77,302	$(97,878)	$(20,576)	$(20,749)	$(15,426)	$(0.72)
Amortization of intangibles			1,508	1,508	1,508		0.05
Proxy contest expenses			2,177	2,177	2,177	2,177	0.08
Litigation settlement, net			1,050	1,050	1,050	1,050	0.04
Realignment expenses		795	4,152	4,947	4,947	4,947	0.17
Share-based compensation		942	8,495	9,437	9,437	9,437	0.32
Income tax (benefit) provision					146		0.01

Total non-GAAP	$110,518	$79,039	$(80,496)	$(1,457)	$(1,484)	$2,185	$(0.05)

GUIDANCE SOFTWARE, INC. 1055 E. COLORADO BLVD. PASADENA, CA 91106

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

The Board of Directors recommends you vote "FOR" each of the directors listed below in Proposal 1.

1.	To elect seven (7) directors for a one-year term to expire at the 2018 Annual Meeting of Stockholders.

	Nominees	For	Against	Abstain

01	Reynolds C. Bish	☐	☐	☐
02	Max Carnecchia	☐	☐	☐
03	John Colbert	☐	☐	☐
04	Patrick Dennis	☐	☐	☐
05	Wade Loo	☐	☐	☐
06	Michael McConnell	☐	☐	☐
07	Robert van Schoonenberg	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposal Nos. 2, 3 and 4 and "3 years" for Proposal 5.						For Against Abstain

2.	To ratify the selection of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2017.					☐ ☐ ☐

3.	To approve the adoption of the Guidance Software, Inc. 2017 Incentive Award Plan.					☐ ☐ ☐

4.	To approve, by advisory (non-binding) vote, the Company's executive compensation.					☐ ☐ ☐

1 year 2 years 3 years Abstain

5.	To recommend, by advisory (non-binding) vote, the frequency of future shareholder advisory votes on the Company's executive compensation.					☐ ☐ ☐ ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000330777_1   R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

GUIDANCE SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick Dennis, Barry Plaga, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Guidance Software, Inc. (the “Company”) held of record by the undersigned on March 24, 2017, at the Annual Meeting of Stockholders to be held at The Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101 on May 3, 2017, at 8:30 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1 ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3 AND 4, AND “3 YEARS” FOR PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

0000330777_2   R1.0.1.15